Exhibit 99.B(p)(22)

EAM Investors LLC
EAM Global Investors LLC

Code of Ethics

Compliance Policies

Procedures Manual

Effective March 15, 2022

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Table of Contents

I	INTRODUCTION	I-5

II	CODE OF ETHICS AND STANDARDS OF BUSINESS CONDUCT	II-1

	Scope of Policy	II-1

	Code of Business Conduct	II-2
	Acting as a Fiduciary	II-2
	Compliance with Securities Laws & Rules	II-2
	Conflicts of Interest	II-2
	Outside Business Activities	II-3
	Maintenance of Independence and Objectivity	II-3
	Political Contributions, Gifts and Entertainment	II-4
	Gifts and Entertainment	II-4
	Personal Securities Holdings and Transactions	II-5
	Preserving Confidentiality	II-6
	Insider Information	II-6
	Portfolio Investment Recommendations and Actions	II-6
	Priority of Transactions	II-6
	Prohibition against Misrepresentation	II-6
	Reporting Violations	II-7
	Sanctions/Disciplinary Policy	II-7

III	COMPLIANCE POLICIES AND PROCEDURES	III-1

	Scope	III-1

	Chief Compliance Officer	III-1

	Senior Management	III-2

	Supervision	III-2

	Testing and Annual Review	III-2

	Compliance Committee	III-3

	Compliance Manual Violations	III-3

	Risk Assessment	III-3

	Whistleblower Policy	III-4

	Registration	III-5
	Firm Registration & State Notice Filing	III-6
	Investment Adviser Representative Registration/Licensing	III-6
	Annual Renewal	III-6

	Disclosure	III-7
	Part 2 of Form ADV	III-7

	Annual and Other Reporting	III-11
	Amendments to Part 1 of Form ADV	III-11
	Annual Updating Amendment	III-11

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Schedules 13D & 13G	III-11
Form 13F	III-12
Form 13H	III-12
Form PF	III-14
Form ADV-W	III-16

Regulatory and Legal Matters	III-16

Portfolio Management	III-17
Allocation of Investment Opportunities, Portfolio Recommendations	III-18
Guidelines, Restrictions, and Suitability	III-18
Proxy Voting	III-19

Trading	III-20
Affiliated Broker-Dealer	III-20
Insider Trading	III-20
Personal Trading	III-23
Personal Accounts	III-26
Personal Security Holdings and Transaction Records	III-26
Allocation of Investment Opportunities and Limited Offerings	III-27
Allocation of IPOs	III-27
Aggregation of Orders, Trade Order Allocation	III-28
Mutual Fund Market Timing and Late Order Controls	III-30
Trade Process	III-30
Trade Errors	III-30
Best Execution and Broker Selection	III-31
Directed Brokerage	III-32
Soft Dollars	III-32

Private Fund Compliance Policies	III-33
Introduction	III-33
Policies	III-33
Registration Exemption	III-33
Qualification of Investors	III-34
Advertising or Soliciting	III-34
Portfolio Management	III-35
ERISA	III-35
Service Providers	III-35
Recordkeeping	III-35
Rule 506(d) Bad Actor	III-36

Mutual Fund Compliance Policies	III-38
Introduction	III-38
Definition of Affiliate	III-39
Cross Transactions	III-39
Affiliated Brokerage	III-42
Purchasing Securities in Underwritings from an Affiliated Broker	III-43
Borrowing and Leverage	III-44
Loans of Portfolio Securities	III-46

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	Securities Related Issuers and Insurance Companies	III-47
	Investments in Other Investment Companies	III-48
	Illiquid and Restricted Securities	III-49
	Fund Pricing	III-50
	Portfolio Holdings	III-50
	Advertisements Related to a Fund	III-51

	Maintaining Client Relationships	III-52
	Client Complaints	III-52
	Advisory Contracts	III-52
	New Client Policy	III-52
	Privacy Policy	III-53
	Custody	III-54
	Client Reporting	III-56

	Books and Records	III-58

	Electronic Communications	III-67

	Anti-Money Laundering	III-68

	ERISA	III-69
	Fiduciary Duty	III-69
	Prohibited Transactions and Parties in Interest	III-69
	Bonding	III-70

	Advertising & Marketing	III-70
	Regulatory Framework	III-71
	Marketing Private Funds	III-74
	Solicitors	III-75
	Social Media Policies	III-76

	Political Contributions	III-77

	CyberSecurity	III-81

	Third Party Service Providers	III-82

	Business Continuity Plan	III-83

IV	Exhibit A	IV-1

	Letter for 506 Covered Persons	IV-1

	Questionnaire	IV-2

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I      INTRODUCTION

EAM Investors, LLC and EAM Global Investors LLC (collectively “EAM”) are investment advisers registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940. EAM Global Investors LLC is under common control and shares the same office location with EAM Investors, LLC.

EAM has developed this Compliance Manual to ensure its compliance with applicable securities laws and regulations when it engages in the business of providing investment management services to clients. The Compliance Manual sets forth EAM’s policies and procedures designed to:

•	Prevent violations from occurring;

•	Detect violations that have occurred; and

•	Correct promptly any violations that have occurred.

EAM provides investment management and supervisory services on a discretionary basis and currently offers the following investment styles:

•	Small Cap Growth - seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell 2000 Growth Index.

•	Micro Cap - seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell Micro Cap Growth Index.

•	Ultra Micro Cap - seeks capital appreciation by investing in companies whose market values correspond to the bottom half of the Russell Micro Cap Growth Index.

•	Non US Small Cap Equity - seeks capital appreciation by investing in companies that correspond to the market values within the range of the MSCI ACWI Ex-US Small Cap Index.

•	Developed Non US Small Cap Equity - seeks capital appreciation by investing in companies that correspond to the market values within the range of the MSCI World Ex-US Small Cap Index.

•	Non US Micro Cap Equity - seeks capital appreciation by investing in companies that correspond to the market values within the range of the FTSE Global Micro Cap ex US Index.

•	Emerging Markets Small Cap Equity - seeks capital appreciation by investing in companies whose market values correspond to the market values within the range of the MSCI Emerging Markets Small Cap Index.

•	Global Opportunities Small Cap Equity - seeks capital appreciation by investing in companies whose market values correspond to the market values within the range of the MSCI ACWI Small Cap Index.

EAM requires full compliance with all Applicable Laws & Rules governing the provision of advisory services to clients, including Rule 206(4)-7 under the Advisers Act, which requires an SEC-registered investment adviser to maintain written policies and procedures designed to prevent violations of such laws and regulations. It is also the policy of EAM to conduct its business in a manner that meets the highest standards of commercial honor and just and equitable principles of trade. Inherent in all client relationships is the fundamental responsibility to deal fairly with clients. The Compliance Manual, as of the date of its adoption above, supersedes all previously dated versions of EAM’s policies and procedures to the extent such policies and procedures are contained herein, unless stated otherwise.

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EAM depends on its employees and officers to provide high quality investment advisory services to clients, in a manner that is ethical, fair and equitable to all concerned. Every Supervised Person is required to read the Compliance Manual, maintain a copy of the Compliance Manual, and make an electronic certification through MyComplianceOffice acknowledging receipt of the Manual and affirming his or her understanding and compliance. EAM will maintain a copy of the electronic acknowledgement. Failure to comply fully with the policies and procedures contained in the Compliance Manual and all applicable securities laws may jeopardize the individual, his or her supervisors, and EAM itself.

EAM will review, no less frequently than annually, the adequacy and effectiveness of the policies and procedures contained in this Compliance Manual. The Compliance Manual will be periodically revised and supplemented. Each page of this Compliance Manual remains in effect until superseded by a revised version.

Each Supervised Person is required to:

•	Know and understand the contents of the Compliance Manual;

•	Ensure that those persons he or she supervises has a copy of the Compliance Manual and knows and understands it contents;

•	Maintain the Compliance Manual in a place that allows easy reference; and

•	Contact the Chief Compliance Officer (“CCO”) when he or she suspects or detects violations of the Compliance Manual.

This Compliance Manual belongs to EAM and may not be given to any person, other than persons required to comply with EAM’s Compliance Manual, without the permission of the CCO.

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II             CODE OF ETHICS AND STANDARDS OF BUSINESS CONDUCT

Pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 (the “Adviser’s Act”), an investment adviser is required to establish, maintain and enforce a written code of ethics that must set forth standards of conduct expected of advisory personnel and address conflicts that arise from personal trading by advisory personnel.

Scope of Policy

EAM has adopted the following Code of Ethics and Standard of Business Conduct (“the Code”). EAM will provide to Supervised Persons a copy of the Code and any amendments to the Code. Supervised Persons of EAM will be required to acknowledge, in writing, receipt of a copy of the Code and any amendments thereto. EAM will additionally comply with the provisions of any Code of Ethics adopted by Funds for which EAM acts as adviser or sub-adviser.

The CCO is responsible for the implementation and monitoring of EAM’s Code of Ethics (including associated practices, disclosures and recordkeeping) as well as compliance with the Codes of Ethics of any Reportable Fund.

The CCO may delegate responsibility for the performance of these activities (provided that it maintains records evidencing individual delegates) but oversight and ultimate responsibility remain with the CCO.

Who is Covered by the Code

This Code applies to all employees, officers and partners of EAM or other persons (hereinafter “Supervised Persons”) as determined by its Chief Compliance Officer (“CCO”). It is the responsibility of each Supervised Person to immediately report to the CCO, any known or suspected violations of this Code, the Compliance Manual and the policies and procedures contained therein, or of any other activity of any Supervised Person or consultant that could constitute a violation of law. If you are aware of any activity in this regard, contact the CCO immediately. Failure to report a potential violation could result in disciplinary action against the non-reporting Covered Person. EAM will ensure that Supervised Persons are not subject to retaliation in their employment as a result of reporting a known or suspected violation.

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Other General

The CCO has the authority to grant written waivers of the provisions of this Code in appropriate instances. However, (i) it is expected that waivers will be granted only in rare instances and, (ii) some provisions of the Code are prescribed by SEC rules and cannot be waived. These provisions include, but are not limited to, the requirements that Access Persons file reports and obtain pre-approval of investments in IPOs and Limited Offerings.

The CCO will review the terms and provisions of this Code at least annually and make amendments as necessary. Any amendments to this Code will be provided to you.

Code of Business Conduct

In reflection of the Code, EAM adopts the following standards of business conduct.

Acting as a Fiduciary

EAM is an investment adviser and as such is a fiduciary that owes its clients a duty of undivided loyalty. Supervised persons of EAM will:

•	Act for the benefit of their clients, and place their client’s interests before their own;

•	Exercise independence in making investment decisions for clients;

•	Conduct personal securities transactions in a manner that is consistent with the Code and act to avoid actual or potential conflicts of interest or abuse of their position of trust and responsibility;

•	Safeguard and keep confidential nonpublic personal information of clients; and

•	Comply with applicable federal securities laws.

Compliance with Securities Laws & Rules

Supervised Persons will comply with all applicable federal securities laws. Furthermore, Supervised Persons will not engage in any professional conduct involving unlawful acts, dishonesty, fraud, deceit, or misrepresentation.

Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“Investment Company Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Conflicts of Interest

Supervised Persons will make best efforts in identifying actual and potential conflicts of interest. Supervised Persons will seek to avoid conducting personal or private business that conflicts with, or gives the appearance of conflicting with, the interests of the firm or its clients. Where potential conflicts cannot be eliminated, Supervised Persons will fully disclose those to EAM, and EAM will fully disclose material facts concerning that conflict to the client(s). EAM considers a “conflict of interest” to be any situation in which the Supervised Persons’ own interests could interfere with the Supervised Persons’ responsibilities as a representative of EAM. Supervised Persons must disclose the conflict to the CCO and recuse themselves from the decision-making process with respect to the transaction in question and from influencing or appearing to influence the relationship between Adviser or any of its clients and the customer involved. Supervised Persons may not use non-public knowledge of a pending or currently considered securities transaction for a client to profit personally, directly or indirectly, as a result.

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Outside Business Activities

Supervised Persons have a duty of loyalty to the firm and his or her efforts should be devoted to the firm’s business. EAM encourages Supervised Persons’ participation in outside business activities that enhance the professionalism of its Supervised Persons and the reputation of the firm, and that are civic, charitable, and professional in nature. Simultaneously, EAM recognizes that outside business activities may raise conflicts of interest. Supervised Persons must disclose, at the time they become a Supervised Person of EAM and upon any change thereafter, all outside business activities. Supervised Persons may not engage in any outside business without first receiving prior approval for the activity from the CCO. This pre-approval must be sought in writing with a clear description of the activities to be performed and any compensation to be received. The MyComlianceOffice system provides for an online pre-approval form for the Supervised Person to complete for each activity. Decisions by the CCO will be documented within the system.

Outside business activities requiring disclosure include, but are not limited to:

•	Being employed by or compensated by any other entity;

•	Being active in any other business, including part-time, evening, or weekend employment;

•	Being active in any civic or charitable organization;

•	Serving as an officer, director or partner in any other entity;

•	Owning an interest in any non-publicly traded company or other private, non-real property investment; or

•	Acting as a trustee for client accounts.

Supervised Persons will also comply with the requirements regarding disclosure of conflicts of interest imposed by law and by rules or organizations governing their activities and will comply with any prohibitions on their activities if conflicts of interest exist.

Maintenance of Independence and Objectivity

Supervised Persons will use particular care and good judgment to achieve and maintain independence and objectivity in the performance of their roles and responsibilities. Supervised Persons will avoid giving or receiving any gift, donation, benefit, service or other favor that might affect, or be seen to potentially affect, the performance of their roles and responsibilities, or which might compromise the credibility of EAM.

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Political Contributions, Gifts and Entertainment

EAM recognizes the potential conflicts of interest when the firm and/or its Supervised Persons make political contributions or give and/or receive gifts (for the purpose of this Code “gifts” include but are not limited to any type of merchandise, prizes, travel expenses, meals and certain types of entertainment) or other items of value to/from any person or entity that does business with or on behalf of EAM. Therefore, EAM has adopted the following policies and procedures regarding political contributions and giving and/or receiving gifts:

Political Contributions

Covered Associates are prohibited from making any direct or indirect (e.g. through another person, firm, family member, or political action committee) political contribution, either personally or on behalf of EAM, to any political party, elected official or candidate with the intention of obtaining or maintaining any business for EAM. Any political contribution made by a Covered Associate in excess of $150 per calendar year per elected official or candidate, state or local political party, or political action committee must be pre-approved by the CCO. See the Political Contributions policy in the P&P for complete policies and procedures with respect to political contributions.

Preferential Treatment

Supervised Persons must make investment decisions, undertake commitments, and perform their duties and obligations without favoritism of any kind and award business or contracts strictly on the basis of merit. A Supervised Person should not actively seek nor accept a discount on any item for personal use from a business contact. If such a person extends preferential treatment (for example, offers a discount) to a Supervised Person in a personal transaction, the Supervised Person must have the preferential treatment pre-approved by the CCO before proceeding with the transaction.

Gifts and Entertainment

Payment for entertainment or meals where the Supervised Person is not accompanied by the person purchasing the entertainment or meals is considered a gift, subject to the rules discussed above. Acceptance of meals and entertainment where the host is present is generally permitted. However, the acceptance of particularly lavish entertainment or entertainment with excessive frequency is generally inappropriate and should be refused. Entertainment in poor taste or that adversely reflects on the morals or judgment of the individuals attending the event is considered inappropriate and also should be refused. Individuals involved in the purchase of equipment, supplies, and services may not accept entertainment or meals from a vendor or potential vendor except if business is to be discussed.

Giving Gifts or Entertainment

Supervised Persons will not give a gift and/or entertainment to any client, potential client, vendor, potential vendor or anyone else that does business or seeks to do business with the firm that is worth more than $250.00, without receiving prior written approval from the CCO. All gifts and/or entertainment given over $20.00 must be reported to the CCO.

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Receiving Gifts or Entertainment

Supervised Persons will not accept any gift and/or entertainment or other item from any client, potential client, vendor, potential vendor or anyone else that does business with or seeks to do business with the firm that is worth more than $250.00 in value, without written approval from the CCO. All gifts and/or entertainment received over $20.00 must be reported to the CCO.

Personal Securities Holdings and Transactions

Supervised Persons, who are Access Persons, as that term is defined below, will disclose to EAM their holdings and transactions in securities or other investments for which they are a beneficial owner, as defined below, and as per the instructions in the firm’s policies and procedures.

Supervised Persons, who are Access Persons, must report within 15 days any new personal securities accounts to the CCO or Compliance Manager and will provide the necessary information to ensure the account is connected into the MyComplianceOffice system.

Furthermore, Supervised Persons, who are Access Persons, will obtain written pre-approval for certain personal investments in accordance with the firm’s policies and procedures.

Definition of Access Person

An access person is defined as any Supervised Person:

•	Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

•	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For the purposes of this Code, EAM considers all its employees to be Access Persons.

Beneficial Owner

For purposes of the Code, an individual is a “beneficial owner” if the individual, directly or indirectly, has:

•	a direct or indirect pecuniary interest in the securities;

•	the power to vote or direct the voting of the shares of the securities or investments;

•	the power to dispose or direct the disposition of the security or investment.

The above definition applies to securities held in accounts of the Supervised Person and/or the Supervised Person’s immediate family members living in the same household.

Supervision

Supervised Persons with supervisory responsibility, authority, or the ability to influence the conduct of others will exercise reasonable supervision over those subject to their supervision or authority in order to prevent any violations of applicable statutes, regulations, or provisions of the Code. In so doing, Supervised Persons may rely on procedures established by EAM that are reasonably designed to prevent and detect such violations.

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Preserving Confidentiality

EAM has implemented policies and procedures, which are outlined in the firm’s policies and procedures manual, to limit the sharing of and access to nonpublic personal information regarding the firm’s clients to EAM personnel who need that information to provide services to those clients.

Supervised Persons will at all times preserve the confidentiality of information communicated by clients, unless they receive information concerning illegal activities on the part of the client. If that happens, the Supervised Person should give the information directly to the CCO for further action.

Insider Information

No Supervised Person, while in the possession of material nonpublic information about a company, will for his/her portfolio or for the portfolios of others buy or sell the securities of that company until that information becomes publicly disseminated and the market has had an opportunity to react.

No Supervised Person will communicate or “tip” material nonpublic information about a company to any person except for lawful purposes.

Supervised Persons will adhere to the firm’s policies and procedures regarding insider information as outlined in the firm’s compliance manual. Any improper trading or other misuse of material nonpublic information by any Supervised Person may be grounds for immediate dismissal.

Portfolio Investment Recommendations and Actions

Supervised Persons will deal fairly and objectively with clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

Priority of Transactions

Transactions for clients will have priority over transactions in securities or other investments of which EAM or any Supervised Persons is the beneficial owner so that such personal or proprietary transactions do not operate adversely to their clients’ interests.

Prohibition against Misrepresentation

Supervised Persons will not make statements, orally or in writing, that misrepresent:

•	The services that they or the firm is capable of performing;

•	Their qualifications or the qualifications of the firm; or

•	The individual’s academic or professional credentials.

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Supervised Persons will not make or imply, orally or in writing, any assurances or guarantees regarding any investment, except to communicate accurate information regarding the terms of the investment instrument and the issuer’s obligations under the instrument.

Reporting Violations

Supervised Persons must promptly report any violation or suspected violation of the Code or of any securities laws, or rules to the CCO. No retaliation or retribution of any kind will be taken against a Supervised Person for reporting a violation or potential violation in good faith.

All reports will be promptly investigated and, if deemed necessary, appropriate action will be taken. The CCO will be responsible for leading any investigations and reporting violations and investigative findings to the appropriate supervisor and senior management. EAM senior management may utilize any or all of the sanctions described below.

Sanctions/Disciplinary Policy

EAM senior management may use any or all of the following sanctions against any Supervised Person found to have violated either the Code or the firm’s written compliance policies and procedures.

•	Letter of Caution

•	Admonishment

•	Fine, disgorgement

•	Suspension

•	Termination

•	Report Violation to Regulatory Authorities

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III COMPLIANCE POLICIES AND PROCEDURES

Pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940 (the “Advisers Act”), an investment adviser is required to adopt and implement written policies and procedures reasonably designed to prevent violations of the federal securities laws by the adviser and its employees. The adviser must designate a Chief Compliance Officer to be responsible for administering the policies and procedures and to perform a review, at least annually, of the policies and procedures to ensure their adequacy and effectiveness.

EAM Investors, LLC (“EAM Investors”) and EAM Global Investors LLC (“EAM Global”) (Collectively “EAM” or the “Firm”) are investment advisers registered with the U.S. Securities and Exchange Commission (the “Commission”), and are subject to Rule 206(4)-7 of the Advisers Act. Therefore, EAM Investors and EAM Global hereby have adopted various procedures to implement the firm’s Compliance Program and reviews to monitor and ensure that the firm’s policy is observed, implemented properly and amended or updated, as appropriate.

Scope

EAM will provide to Supervised Persons a copy of the Policies and Procedures at least annually and any amendments thereto. Supervised Persons of EAM will be required to acknowledge, electronically within the MyComplianceOffice system, receipt of a copy of the Policies and Procedures and any amendments thereto.

EAM's Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to EAM's supervision and control.

EAM will conduct, at least annually, a compliance meeting to review the firm’s Code and P&P with its Supervised Persons. Attendance at compliance meetings is mandatory for all Supervised Persons.

Chief Compliance Officer

EAM will have at all times a Chief Compliance Officer (“CCO”) whose duties are to administer the compliance policies and procedures of EAM. The position of CCO shall:

•	Be occupied by a person who is competent and knowledgeable about the Advisers Act and rules thereunder, and other Applicable Laws and Rules;

•	Have the power with full responsibility and authority to develop and enforce the compliance policies and procedures of EAM; and

•	Have sufficient seniority and authority at EAM to compel others to adhere to the policies and procedures set forth in this Compliance Manual.

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The CCO shall have specific duties described in this Compliance Manual. In addition, the CCO shall:

•	Monitor other Supervised Persons who have specific compliance responsibilities under this Compliance Manual to verify that they have carried out those responsibilities in a timely manner;

•	Keep current with all laws applicable to the operations of EAM, best practices in the advisory industry, and other events impacting EAM’s compliance program;

•	When appropriate, recommend amendments to this Compliance Manual and changes to the compliance program of EAM in light of regulatory and industry developments, and changes in the business of EAM;

•	Prepare reports and summaries about the operation of EAM's compliance program, as needed including an Annual Report; and

•	Periodically meet with Senior Management of EAM to discuss the effectiveness of the compliance program.

Senior Management

The Senior Management of EAM shall have the overall responsibility to ensure that the firm has in place an effective compliance program. In carrying out this responsibility, Senior Management shall:

•	Periodically review this Compliance Manual and EAM's overall compliance program so it is familiar with the material features of this Compliance Manual and program;

•	Understand particularly significant compliance risks of EAM and how this Compliance Manual and compliance program address these risks;

•	Review reports and summaries prepared by the CCO about the operation of EAM's compliance program, including an Annual Report discussed below; and

•	Periodically meet with the CCO to discuss the effectiveness of the compliance program.

Supervision

Supervised Persons are responsible for the reasonable supervision of the persons who report to them. The Chief Executive Officer is responsible for general supervision of all Supervised Persons.

Testing and Annual Review

EAM’s compliance program, including the supervisory system, will be periodically tested to verify that it is functioning properly and effective at detecting and preventing violations, and to identify any weaknesses. Pursuant to Rule 206(4)-7 under the Advisers Act, EAM shall conduct a comprehensive review of this Compliance Manual and its compliance program no less than annually to determine the adequacy of its compliance policies and procedures and the effectiveness of their implementation. In this review, the CCO shall prepare an annual report, distribute the annual report to Senior Management, and implement revised policies and procedures as necessary.

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Compliance Committee

EAM has established a Compliance Committee. EAM’s Compliance Committee shall meet periodically and oversee a compliance program that provides reasonable assurance that EAM’s activities are conducted in a manner that is in compliance with Applicable Laws and Rules. EAM’s Compliance Committee shall consist of the following:

•	At least one member of Senior Management of EAM;

•	The Chief Compliance Officer;

•	The Chief Investment Officer; and

•	Any person from various departments where significant compliance risks exist.

Compliance Manual Violations

When a violation of the Compliance Manual or a law or regulation is detected, EAM will follow the procedures set forth below:

•	If a Supervised Person who discovers a violation or suspects that a violation has occurred, such Supervised Person shall report the violation immediately to the CCO;

•	The CCO will determine whether the matter is technical or otherwise is not likely to result in a regulatory enforcement action or have an adverse financial impact on the firm;

•	If the matter is technical or does not pose a threat of regulatory action or adverse financial consequences, the CCO will investigate the matter to see if the alleged violation occurred. The CCO shall take the appropriate remedial action and report on the matter at EAM's next Compliance Committee meeting; and

•	If the matter is serious, the CCO will immediately contact the Compliance Committee and Senior Management of the EAM and a collective decision will be reached on how to proceed with investigating and resolving the matter.

Possible responsive actions by EAM to a Supervised Person who commits a Compliance Manual violation include, but are not limited to, the following:

•	Terminate the employment of the Supervised Person;

•	Impose heightened supervisory procedures over the Supervised Person;

•	Thoroughly review client account activity;

•	Require the supervisor to sign-off daily activity of the Supervised Person;

•	Restrict the Supervised Person's activities;

•	Provide the Supervised Person with additional training;

•	Assign a mentor to the Supervised Person;

•	Restrict use of certain types of communications that the Supervised Person may make to clients; and

•	Fine the Supervised Person.

Risk Assessment

From time to time, EAM shall assess the compliance risks presented by its operations, including the following areas of its business:

•	Investment Management

•	Research

•	Back Office or Account Administration

•	Marketing (including performance composite calculation)

•	Insider Trading

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•	Clients (including verification of their identity, complaints, communications, and meeting objectives)

•	Custody

•	Fees (including accuracy of fee calculations)

•	Disclosure (including accuracy of Form ADV)

•	Information and Computer Systems (including maintenance of privacy of Client information and Cybersecurity risks)

•	Relationship with third party vendors (e.g., broker-dealers) and financial product providers (e.g., mutual funds and their distributors)

•	Firm personnel (including background checks)

•	Third-party (solicitor) payments

EAM shall attempt to identify conflicts of interest and other compliance factors creating risk exposure for the Firm and its Clients in light of the Firm’s particular operations. Possible conflicts of interest may exist between EAM’s interest, Supervised Persons' interests, service providers' interests, and the advisory Clients’ interests.

EAM shall consider new policies and procedures to address these conflicts. In addition, EAM must disclose material conflict of interests in Part 2 of its Form ADV.

Whistleblower Policy

Policy

EAM’s policy is to ensure compliance with applicable laws, regulations, and the established policies of the Adviser. In that light, individuals are encouraged to bring forth issues, without fear of reprisal.

Background and Description

EAM is committed to maintaining compliance with applicable laws, regulations, and the established policies of the firm. There are times when maintaining such compliance involves questioning, in good faith, whether a policy, practice, or other activity might be a violation of law or policy. There also may be occasions in which a concerned person might feel it necessary, in good faith, to go beyond mere questioning and file a protest or complaint about an activity.

Procedures

Individuals are encouraged to bring problems to the attention of EAM’s CCO for prompt investigation and resolution. If any Supervised Person (or other person) involved in the Firm’s activities (each, a “Whistleblower”) believes, in good faith, that some practice or activity is being conducted in violation of federal or state law or EAM’s policy or otherwise constitutes an improper financial or employment practice, that person must report the matter (a “Concern”) to EAM’s CCO. Any Concern should describe in detail the specific facts demonstrating the basis for the complaint, report or inquiry. Concerns may be made under this policy on a confidential basis.

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All Concerns brought to the attention of EAM’s CCO will be investigated to determine if the allegations are true, whether the issue is material and what action(s), if any, are necessary to correct the Concern. The CCO will acknowledge receipt of the Concern within ten business days to the Whistleblower. All Concerns will be acted upon quickly and thoroughly in order to ideally provide any reportable information to the applicable regulatory bodies within 120 days of receipt of the Concern.

If you are unsure whether a violation has occurred, you should discuss the matter with the CCO immediately. Failure to report a violation could result in disciplinary action against any non-reporting Supervised Person, which may include termination of employment. EAM has a non-retaliation policy that applies to Supervised Persons who report such matters in good faith. More specifically, EAM will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any Supervised Person based upon the lawful and good faith actions of such Supervised Person submitting a Concern. It is, however, noted that the act of making allegations that prove to be unsubstantiated or made maliciously, recklessly, with gross negligence or foreknowledge that such allegations are false will be viewed as a serious offense and may result in discipline (including without limitation termination of employment and civil or criminal liability).

Reports of Concerns, and investigations pertaining thereto, shall be kept confidential to the extent possible. However, consistent with the need to conduct an adequate investigation, EAM cannot guarantee complete confidentiality. As needed, EAM will solicit feedback on the compliance program. This will be done in conjunction with the Annual Review.

At least annually, the CCO or a delegate will review the EAM’s employment and severance agreements currently in effect to ensure that the agreements do not contain any language that limits EAM employee’s: (1) right to file a charge or complaint with a federal, state or local governmental agency or commission (“Government Agency”) including, but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission; (2) ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Arcadia; or (3) limit an employee’s right to receive an award for information provided to any Government Agency.

Training

The CCO, or designee, will include training regarding this Policy in the EAM’s Annual Training presentation.

Registration

EAM’s policy is to monitor and maintain current registrations for the firm and its Supervised Persons, where applicable, with state, federal, and foreign regulatory agencies as required by law. EAM will not provide services in jurisdictions where it is not appropriately registered or where a de minimis or other exemption does not exist.

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Firm Registration & State Notice Filing

EAM Investors is registered with the Commission as an SEC Registered Investment Adviser. EAM Investors has filed its registration with the Commission on the basis that EAM Investors is a large advisory firm with assets under management of $100 million or more. EAM Global is registered with the Commission as an SEC Registered Investment Adviser and has filed its registration with the Commission on the basis that EAM Global is an investment adviser to an investment company. Additionally, EAM Investors and EAM Global are notice filed in the state in which the firm maintains its principal place of business. Both advisers are either notice filed or exempt from notice filing in states in which they provide services and are either registered or exempt from registration with foreign regulatory agencies. The CCO or his designee will maintain current registration or notice filing with the Commission, state and/or foreign securities authorities.

With each new client, the CCO or his designee will verify that the advisers are appropriately registered in or exempt from registration in the state/country of that client’s residence. At least annually, the CCO or his designee will conduct a complete review of state and country statues and rules in which EAM has clients and verify that the advisers are properly registered/notice filed in all jurisdictions where required. If the CCO determines that a change in either advisers registration/notice filing status is required, the CCO will take the necessary steps to amend Form ADV or register in foreign jurisdictions.

Investment Adviser Representative Registration/Licensing

While the Firm is registered with the Commission, the states maintain the authority to license individuals who provide investment advice to clients on behalf of an adviser, i.e. “investment adviser representatives (“IAR”), as that term is defined in Rule 203A-3 of the Advisers Act. For investment advisers registered with the Commission, only the states in which the investment adviser maintains a place of business have this authority. This authority includes the right to require IARs to meet examination requirements set forth by the state. Supervised Persons will be registered/licensed as IARs of EAM or exempt from registration/licensing in the states in which EAM conducts business. EAM will maintain appropriate state registration of IARs. To assist in this process, EAM will maintain records of clients, their state of residence, and the IARs serving those clients.

With each new client, the CCO or his designee will verify that the IAR(s) is either properly licensed and registered in that client’s state of residence or exempt from licensing and registration. Furthermore, the CCO or his designee will at least annually review the federal definition of IAR and licensing requirements for IARs and verify the continued compliance with state requirements.

Annual Renewal

EAM will keep current the firm’s registrations with the Commission and any required notice filings and IAR licensing with the states. EAM will maintain registrations and licenses via the Investment Adviser Registration Depository (“IARD”) system, maintained and operated by the Financial Industry Regulatory Authority (“FINRA”) (formerly known as the National Association of Securities Dealers (NASD)). In early November of each year, in accordance with the published IARD calendar, the CCO or his designee will obtain the firm’s preliminary renewal statement. The CCO will promptly and in accordance with IARD requirements fund the firm’s IARD Renewal Account. Prior to IARD processing of the annual renewals, the CCO or his designee will confirm proper funding of the IARD renewal account. Shortly after the IARD processing of annual renewals, the CCO or his designee will obtain the firm’s final IARD renewal statement. In the event the final IARD renewal statement shows any deficiencies, the CCO will take the appropriate steps to promptly correct any deficiencies.

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Disclosure

Part 2 of Form ADV

Background

Rule 204-3 under the Advisers Act requires investment advisers to deliver to most clients a brochure and one or more brochure supplements containing all information required by Part 2 of Form ADV. Form ADV, Part 2 is a narrative plain English document designed to disclose information that would be meaningful to a client’s decision to hire or retain the adviser, including a description of the firm’s business practices and affiliations, investment strategies and risks, disciplinary history, and conflicts of interest, and how the adviser addresses conflicts.

Part 2 of Form ADV (“ADV 2”) includes two sections: the “ADV 2A” firm brochure, in the form of a narrative plain English disclosure document and wrap fee program brochure Appendix 1, and the “ADV 2B” supplements, which give information on the individuals providing advice to clients.

ADV 2A (and, for state registered advisers, ADV 2B) must be submitted electronically through the IARD as a text-searchable pdf document and will be available to the public through the Commission’s web site. ADV 2A must be updated annually and promptly with any material changes, and ADV 2B must be updated promptly with any material changes.

Updating and Delivery Requirements

Rule 204-3 also imposes delivery and updating requirements. ADV 2A and ADV 2A Appendix 1 must be delivered initially to clients, before or at the time the client signs the advisory agreement. Advisers must update ADV 2A and ADV 2A Appendix 1 annually and promptly with any material changes. If material changes were made since the last annual update, advisers must deliver a summary of material changes to clients, either with a full updated brochure or an offer to send the current brochure. Advisers also have a delivery duty with any additions or material changes to disciplinary disclosures.

Advisers are not required to update the brochure between annual amendments solely because the amount of client assets under management or the firm’s fee schedule has changed. However, if the adviser is amending the ADV 2A for an unrelated material change, the adviser must also include any material changes to its assets under management or its fee schedule since the most recent annual updating amendment.

ADV 2B must be delivered initially to clients for each person who provides advisory services to the client before or at the time that person begins providing advisory services to that client. In the event of a change in the individual(s) providing advice to a client, advisers must also give clients an ADV 2B supplement for any new Supervised Persons before those persons begin providing investment advice to the client. Advisers must update ADV 2B promptly with any material changes. Advisers also have a delivery duty with any additions or material changes to disciplinary disclosures.

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Delivery Exceptions

Advisers are not required to deliver a brochure or brochure supplement to certain types of clients, including registered investment companies, “qualified clients,” and clients receiving only impersonal investment advice who are charged less than $500 per year.

For clients participating only in an adviser’s wrap fee program, the adviser is only required to deliver ADV 2A Appendix 1 and any applicable ADV 2B supplements.

An adviser is not required to deliver a wrap fee program brochure if another sponsor of the wrap fee program delivers the wrap fee program brochure to the client.

An adviser is not required to create ADV 2B supplements for any Supervised Person who has no direct client contact and has discretionary authority over a client’s assets only as part of a team.

Even if an adviser is not required to deliver a brochure or brochure supplement to a particular client, the adviser may still have a fiduciary duty to disclose to the client material information that could affect their decision to hire or retain the firm, such as information about the firm’s or Supervised Persons’ conflicts of interest and disciplinary information, or disclosure of a precarious financial position.

Calculation of Assets under Management

ADV 2A requires disclosure of the firm’s assets under management. Advisers are permitted to calculate the assets under management disclosed in ADV 2A using a different method than assets under management are calculated in Item 5 of ADV 1. The firm must maintain documentation describing the method used.

Disciplinary Disclosures

Item 9 of ADV 2A and Item 3 of ADV 2B require disclosure of material disciplinary information. The forms presume that any affirmative answer to these questions would be material to a client or prospective client, and the firm is required to disclose details of the event; however, if the firm determines that an event is immaterial, it may choose not to disclose the event. Advisers should consider the following factors when deciding whether an event is material:

•	The proximity of the person involved in the disciplinary event to the advisory function;

•	The nature of the infraction that led to the disciplinary event;

•	The severity of the disciplinary sanction; and

•	The time elapsed since the date of the disciplinary event.

If the firm determines the event is not material, it must prepare and maintain a memorandum of its determination.

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Policies

EAM policy is to at all times adhere to the requirements of Rule 204-3 of the Advisers Act in all material respects. EAM policy is to:

•	Maintain and keep current our ADV 2A brochure and ADV 2B supplements for each Supervised Person who provides investment advice to clients.

•	Ensure that all information that EAM reports in our brochure and brochure supplements is true and does not omit any material facts.

•	Draft our ADV 2 disclosures in clear plain English language designed to make our disclosures understandable for clients.

•	Provide each client with relevant information about the services and fees that are applicable to that client.

•	Maintain required books and records relating to our brochure and brochure supplements.

Procedures and Responsible Party

EAM will observe the following procedures in fulfilling our disclosure obligations:

•	All Supervised Persons should read and be familiar with the ADV 2 and report any inaccuracies, changes, or omissions to the CCO.

•	Supervised Persons must promptly report to the CCO any legal or disciplinary event at time of hire and with any changes to that information.

•	The CCO will ensure that any material legal or disciplinary events of the firm or related persons are disclosed in ADV 2 if required.

•	The CCO will keep current the firm’s financial books and records and regularly review the firm’s financials. In the unlikely event the firm should find itself in a precarious financial position, the CCO will immediately inform senior management and make the necessary disclosures in ADV 2 if required.

Form ADV Part 2A Firm Brochure

•	The CCO will deliver the current ADV 2A to each new client before or at the time the client enters into an advisory agreement with EAM.

•	The CCO will update and file ADV 2A annually, within 90 days of EAM’s fiscal year end in accordance with current Form ADV instructions.

•	If material changes have been made since the last annual updating amendment, the CCO will ensure delivery to each client within 120 days of the firm’s fiscal year end of either:

o	A current brochure, including the summary of material changes; or

o	The summary of material changes that includes an offer to provide a full copy of the current brochure without charge.

•	The CCO will update and file ADV 2A promptly whenever any information in the brochure becomes materially inaccurate. If the amendment adds or materially revises disclosure of a legal or disciplinary event, the CCO will ensure delivery to clients of either:

o	The amended brochure along with a statement describing the material facts relating to the change in disciplinary information; or

o	A statement describing the material facts relating to the change in disciplinary information.

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Form ADV Part 2B Brochure Supplement

•	The CCO will deliver a current ADV 2B supplement to clients for each person who provides advisory services to the client before or at the time that person begins providing advisory services to that client.

•	If the Supervised Person providing advice to the client changes, or an additional Supervised Person begins providing advice to the client, the CCO will deliver an ADV 2B supplement to the client for the new Supervised Person before or at the time that person begins providing investment advice to the client. If a Supervised Person begins to provide advisory services to a client as a result of another Supervised Person’s resignation or termination, the CCO will:

o	Notify the client promptly that the Supervised Person previously providing advisory services to the client will no longer do so, and

o	Deliver the ADV 2B supplement of the new Supervised Person to the client within 30 days after the Supervised Person begins to provide advisory services to the client.

•	ADV 2B supplements may be delivered electronically, per EAM’s electronic delivery policies and procedures consistent with the Commission guidance on electronic delivery.

•	The CCO will update ADV 2B supplements for Supervised Persons promptly whenever any information in the brochure supplement becomes materially inaccurate. If the amendment adds or materially revises disclosure of a legal or disciplinary event, the CCO will ensure delivery to clients of either:

o	The amended brochure supplement along with a statement describing the material facts relating to the change in disciplinary information; or

o	A statement describing the material facts relating to the change in disciplinary information.

Recordkeeping

•	The CCO will maintain in an appropriate file:

o	A copy of each brochure and each amendment made to the brochure;

o	Any summary of material changes created that is not contained in the brochure; and

o	A record of the dates that each brochure, brochure amendment, or summary of material changes was delivered to any client or prospective client.

•	The CCO will maintain in an appropriate file:

o	A copy of each brochure supplement and each amendment made to the supplement; and

o	A record of the dates that each brochure supplement, supplement amendment, or summary of material facts was delivered to any client or prospective client.

•	The CCO will maintain in an appropriate file documentation describing the method used to compute assets under management in ADV 2A, if different than the method used to compute assets under management in Item 5 of ADV 1.

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•	The CCO will maintain in an appropriate file a memorandum describing any legal or disciplinary event listed in Item 9 of ADV 2A or Item 3 of ADV 2B (Disciplinary Information), if it is not disclosed in the brochure or brochure supplement due to EAM’s determination that it is not material. The memorandum will explain EAM’s determination that the presumption of materiality is overcome and will discuss the four factors described in Item 9 of ADV 2A or Item 3 of ADV 2B (listed above).

Annual and Other Reporting

Pursuant to the Advisers Act and rules adopted thereunder, registered investment advisers are required to submit periodic filings to the Commission.

EAM’s policy is to submit and keep current the firm’s regulatory filings. This policy includes ongoing monitoring of changing regulation and reporting requirements, as well as, monitoring on an on-going and periodic basis, any regulatory filings that may require amendment or additional filings the firm is required to make. The CCO is responsible for keeping all filings current.

Amendments to Part 1 of Form ADV

EAM will keep current Part 1 of Form ADV as required by the instructions to the form and as filed on the IARD. The CCO or his designee will update Part 1.A. of Form ADV promptly for changes in Items 1, 3, 9, or 11 and update Part 1 of Form ADV promptly for material changes to items 4, 8, or 10. Furthermore, the CCO will review Part 1 of Form ADV with regulatory or business changes at least annually; and in the event changes are mandated, amend Part 1 of Form ADV on the IARD.

Annual Updating Amendment

The CCO will annually review Parts 1 and 2A and 2B of Form ADV. The CCO or his designee will file an annual updating amendment to Part 1 of Form ADV on the IARD within 90 days of the firm’s fiscal year end, updating the firm’s responses to all parts.

Schedules 13D & 13G

Pursuant to Section 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”), any person who beneficially owns more than five percent (5%) of a class of publicly traded equity securities is required to file a Schedule 13D within 10 days of exceeding the five percent (5%) threshold. Advisers with investment discretion are subject to this requirement because beneficial ownership is attributed to any person who has the power to vote a security or the power to buy or sell a security. In determining whether an adviser’s beneficial ownership exceeds five percent (5%), an adviser must aggregate the holdings of all client accounts over which it has discretionary authority, along with any proprietary accounts.

Pursuant to Rule 13d of the Exchange Act, advisers are permitted to file a Schedule 13G in lieu of 13D if the investment adviser has acquired the securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer. Schedule 13G requires the disclosure of less information than Schedule 13D and generally only needs to be filed within 45 days after the close of the calendar year in which the adviser’s beneficial ownership exceeded 5 percent.

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EAM’s current policy is to obtain securities in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer. Furthermore, given EAM’s portfolio construction and liquidity constraints, it is unlikely that EAM will acquire five percent (5%) or more of the voting equity shares of an SEC reporting company. EAM will aggregate the shares of all client accounts and any firm proprietary accounts in determining the five percent (5%) threshold.

The CCO or his designee will promptly review after the end of each calendar year the holdings of the firm against publicly reported total outstanding shares to determine if the firm held, as of December 31st, more than five percent (5%) of the voting equity shares of an SEC reporting company. In the event that the firm has exceeded the five percent (5%) threshold, the CCO or his designee will file Schedule 13G using the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system within 45 days of the end of the calendar year. Each year thereafter, the CCO or his designee will file an amended Schedule 13G within 45 days of the calendar year end for any reportable changes. If the firm’s aggregated holdings drop below the five percent (5%) threshold, the CCO or his designee will file an amended Schedule 13G reporting such change. The CCO and the COO will review any required filings under this section prior to submission. Thereafter, the firm need not file another Schedule 13G for that security unless aggregated holdings once again exceed the 5% threshold.

Form 13F

Pursuant to Section 13(f) of the Exchange Act, an “institutional investment manager” who exercises investment discretion over $100 million or more in “Section 13(f) securities” is required to file quarterly reports on Form 13F with the Commission. The reports must be filed within 45 days after the last day of such calendar year and within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Under Section 13(f), the term “institutional money manager” includes investment advisers, and the term “Section 13(f) securities” refers generally to exchange-traded shares, NASDAQ-quoted shares, equity options and warrants and certain similar securities (the official list of Section 13(f) securities is on the Commission’s website).

In the event the firm exercises investment discretion over $100 million or more in Section 13(f) securities, the firm will file Form 13F pursuant to the requirements under Section 13(f) of the Exchange Act. To determine if the firm is required to file Form 13F, the CCO or his designee will review the firm’s aggregate discretionary portfolio holdings promptly following each calendar month-end, using the market value of the securities as of the last trading day of each month. If it is determined that the firm must file Form 13F, the CCO or his designee will file the form electronically using the EDGAR system within 45 days after the end of the calendar year it was initially determined to have met the filing requirement and within 45 days after each calendar quarter thereafter until the firm has not exercised investment discretion over such securities for a full calendar year. The CCO and the COO will review any required filings under this section prior to submission.

Form 13H

Rule 13h-1 (the “Large Trader Rule”) under the Exchange Act requires any person that is a “Large Trader”, as defined, to register with the SEC using form 13H and to obtain an identification number from the SEC. Large Traders may include investment advisers. After receipt of an identification number, Large Traders must disclose their identification number to all executing and clearing registered broker-dealers through which they transact in National Market System (“NMS”) securities. They must also update their Form 13H on an annual basis and, if the information contained therein changes in any way, must file an updated Form 13H by of the end of the quarter in which the change occurs.

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Definition: The definition of "Large Trader" includes any person, including investment advisers, who directly or indirectly exercises investment discretion over transactions in NMS securities (i.e,. exchange-listed securities) equal to or greater than either (i) two million shares or $20 million per calendar day; or (ii) 20 million shares or $200 million per calendar month ("Identifying Activity Level"). In addition, a Large Trader is (i) any person that voluntarily registers as a Large Trader (ii) any person that "controls" another person that is a Large Trader; and (iii) any person that would be a Large Trader if such person's transactions were aggregated with the transactions of all other entities controlled by such person.

The term “transaction” or “transactions” means all transactions in NMS securities, including exercises or assignments of option contracts and short transactions, which should not be netted for purposes of the calculation. For the sole purpose of determining whether a person is a large trader, the following would not be counted as “transactions”: (i) Any journal or bookkeeping entry made to an account in order to record or memorialize the receipt or delivery of funds or securities pursuant to the settlement of a transaction; (ii) any transaction that is part of an offering of securities by or on behalf of an issuer, or by an underwriter on behalf of an issuer, or an agent for an issuer, whether or not such offering is subject to registration under the Securities Act. This exemption does not include (i) an offering of securities effected through the facilities of a national securities exchange; (ii) any transaction that constitutes a gift; (iii) any transaction effected by a court appointed executor, administrator, or fiduciary pursuant to the distribution of a decedent’s estate; (iv) any transaction effected pursuant to a court order or judgment; (v) any transaction effected pursuant to a rollover of qualified plan or trust assets subject to Section 402(a)(5) of the Internal Revenue Code; or (vi) any transaction between an employer and its employees effected pursuant to the award, allocation, sale, grant, or exercise of a NMS security, option or other right to acquire securities at a pre-established price pursuant to a plan which is primarily for the purpose of an issuer benefit plan

Identification and Filing: Large Traders are required to identify themselves to the SEC by filing a form, Form 13H. After a Large Trader files Form 13H to register with the Commission, the SEC will then assign each Large Trader a unique large trader identification number (“LTID”) that will allows the SEC to identify and analyze trading activity by the Large Trader. A Large Trader will be required to disclose to its broker-dealers its LTID and highlight all of the accounts at the broker-dealer through which it trades. The CCO will file and update Form 13H when information required to be included on the form changes. The Adviser must also update its Form 13H on an annual basis and, if the information contained in it changes in any way, must file an updated Form 13H by the end of the quarter in which the change occurs.

Monitoring: EAM has been issued a LTID. The CCO is responsible to ensure that all annual and any update filings will be made in a timely fashion. In addition, the CCO is responsible for ensuring that all broker-dealers are apprised of EAM’s LTID.

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Form PF

Background

Investment advisers to private funds that, together with the adviser’s related persons, collectively, have at least $150 million in private fund assets under management as of the last day of the adviser’s most recently completed fiscal year, are required to complete and file a Form PF through the IARD system. Related persons may (but are not required to) report on a single Form PF information with respect to all such related persons and the private funds they advise.

Form PF Organization

Form PF is divided into sections that are applicable to different types of filers:

•	Section 1 must be completed by all Form PF filers

•	Section 2 must be completed by large hedge fund advisers

•	Section 3 must be completed by large liquidity fund advisers

•	Section 4 must be completed by large private equity advisers

•	Section 5 is completed by advisers requesting a temporary hardship exemption

Types of Filers

•	Large hedge fund advisers: advisers that, together with their related persons, collectively, had at least $1.5 billion in hedge fund assets under management as of the last day of any month in the fiscal quarter immediately preceding the adviser’s most recently completed fiscal quarter.

•	Large liquidity fund advisers: advisers that advise one or more liquidity funds and as of the last day of any month in the fiscal quarter immediately preceding the adviser’s most recently completed fiscal quarter, the adviser and its related persons, collectively, had at least $1 billion in combined money market and liquidity fund assets under management.

•	Large private equity advisers: advisers that, together with their related persons, collectively, had at least $2 billion in private equity fund assets under management as of the last day of the adviser’s most recently completed fiscal year

Updating Timelines

•	Periodic filing: Large hedge fund advisers

o	Within 60 calendar days after the end of an adviser’s first, second and third fiscal quarters, the adviser must file a quarterly update that updates the answers to all Items in Form PF relating to the hedge funds that it advises.

o	Within 60 calendar days after the end of an adviser’s fourth fiscal quarter, the adviser must file a quarterly update that updates the answers to all Items in Form PF. The adviser may, however, submit an initial filing for the fourth quarter that updates information relating only to the hedge funds that it advises so long as it amends Form PF within 120 calendar days after the end of the quarter to update information relating to any other private funds that it advises. When the adviser files such an amendment, it is not required to update information previously filed for such quarter.

•	Periodic filing: Large liquidity fund advisers

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o	Within 15 calendar days after the end of an adviser’s first, second and third fiscal quarters, the adviser must file a quarterly update that updates the answers to all Items in Form PF relating to the liquidity funds that it advises.

o	Within 15 calendar days after the end of an adviser’s fourth fiscal quarter, the adviser must file a quarterly update that updates the answers to all Items in Form PF. The adviser may, however, submit an initial filing for the fourth quarter that updates information relating only to the liquidity funds that it advises so long as it amends Form PF within 120 calendar days after the end of the quarter to update information relating to any other private funds that it advises (subject to the next paragraph). When the adviser files such an amendment, it is not required to update information previously filed for such quarter.

o	If an adviser is both a large liquidity fund adviser and a large hedge fund adviser, the adviser must file its quarterly updates with respect to the liquidity funds that it advises within 15 calendar days and with respect to the hedge funds it advises within 60 calendar days.

•	Periodic filing: All other advisers

o	Within 120 calendar days after the end of its fiscal year, the adviser must file an annual update that updates the answers to all Items in Form PF.

o	Large hedge fund advisers and large liquidity fund advisers are not required to file annual updates but instead file quarterly updates for the fourth quarter.

•	Transition filing

o	If an adviser is transitioning from quarterly to annual filing because it is no longer a large hedge fund adviser or large liquidity fund adviser, then the adviser must complete and file Item A of Section 1a and check the box in Section 1a indicating that it is making its final quarterly filing. The adviser must file its transition filing no later than the last day on which the adviser’s next quarterly update would be timely.

•	Final filing

o	If an adviser is no longer required to file Form PF, then the adviser must complete and file Item A of Section 1a and check the box in Section 1a indicating that it is making its final filing. The adviser must file its final filing no later than the last day on which the adviser’s next Form PF update would be timely. This applies to all Form PF filers.

Policies

•	EAM is an adviser to private funds and has or expects to have over $150 million in private fund assets under management.

•	EAM will file Form PF with respect to the private funds we advise in a timely manner based on the instructions to the form.

Procedures and Responsible Party

•	The CCO is responsible for preparing and filing Form PF.

•	The CCO will review and approve the documents prior to submission and will be the signer of the document.

Recordkeeping

•	EAM will maintain copies of Form PF filings made and any applicable supporting documentation.

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Form ADV-W

In the event EAM ceases operations or becomes ineligible to be registered with the Commission for any reason, the CCO will, if appropriate, obtain state registration for the firm where required and withdraw its registration from the Commission by filing form ADV-W on the IARD.

Regulatory and Legal Matters

Policy

EAM’s policy is to fully cooperate with regulatory or other examiners and to address any legal matters or threatened litigation expeditiously.

The SEC, state securities regulators and other regulatory agencies from time to time may conduct inspections and examinations of the Firm to ensure compliance with Applicable Laws and Rules. The CCO is responsible for the implementation and monitoring of Adviser’s Regulatory & Legal Matters Policy and Procedures, including associated practices, disclosures and recordkeeping. The CCO may delegate responsibility for the performance of these activities (provided that it maintains records evidencing individual delegates) but oversight and ultimate responsibility remain with the CCO.

Procedure

EAM has adopted various procedures to implement the firm’s Regulatory and Legal Matters policy and reviews to monitor and ensure that the firm’s policy is observed, implemented properly and amended or updated, as appropriate. The procedures are as follows:

Regulatory or Contractual Inspections

When the SEC, state securities commission, other regulatory agency, Client or adviser contacts or meets a Covered Person of Adviser with respect to a regulatory or contractual examination, the following procedures must be followed:

•	The Covered Person who is the recipient of such contact must, as soon as possible, inform the CCO about the matter;

•	The CCO shall arrange for the Firm to make available all documents requested by the examiner, provided such examiner has the legal right to examine such documents;

•	Upon the examiner's arrival, the CCO, the CFO, General Counsel or the CEO should ask the official for: (i) proper identification, (ii) his or her authority to conduct the examination, and (iii) the purpose of the visit;

•	If the inspection is conducted by a Client or adviser, the CCO should determine whether such person should execute a confidentiality agreement or whether such inspections activities are governed by confidentiality provisions currently in effect;

•	The CCO and any other Adviser personnel chosen to assist the inspection team should be pleasant and cooperative;

•	Information or copies of documents should be provided to the examiner only if the release of such information or documents has been cleared by the CCO;

•	The CCO will ensure that only those documents specifically requested by the inspection team are released to the regulatory inspection team;

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•	The examiner may request certain information or documents to review on or off-site. All such information and documents should be provided only upon the authorization of the CCO;

o	Where the examiner has requested certain information or documents for off-site review and the CCO has authorized release of such information or documents, two copies should be made. The examiner shall be furnished with one copy and the other copy shall be directed to the CCO;

•	The CCO shall maintain a log of all information and documents requested for review by the examiner which shall include the date and time of the request, a description of the information or document requested, and whether the information or document was furnished to the examiner;

•	A representative of Adviser should accompany the inspection team at all times when the team is in Adviser's office(s), except in a room or rooms designated by the CCO as places where the team can perform their inspection;

•	Without prior clearance from the CCO, no Adviser Covered Person may have substantive conversations with any member of the inspection team;

•	The recipient of any letter or other correspondence from the inspecting authority must promptly forward such correspondence to the CCO;

•	The CCO in coordination with the inside or outside legal counsel of Adviser will review the correspondence from the inspecting authority and respond, if so required, in the appropriate manner prior to any deadline imposed by the inspecting authority; and

•	If deficiencies or weaknesses are identified by the inspecting authority, Adviser will take steps to address and eliminate such deficiencies and weaknesses and memorialize the actions taken in a memorandum.

Relations with Regulators

It is EAM’s policy to cooperate with government authorities and regulators during routine audits and examinations, as well as inquiries and investigations. The CCO must immediately be made aware of any requests from government authorities or regulators and should be involved in responding to all such inquiries in order to be certain that we are providing complete and accurate information to regulators, as well as to ensure awareness of pending inquiries that may require us to maintain certain records.

Legal Notices

Supervised Persons will immediately forward any legal notices upon receipt to the CCO.

Threatened Litigation

Upon receipt of any written or verbal threat of litigation from any source, Supervised Persons will immediately notify the CCO.

Portfolio Management

EAM provides investment management and supervisory services on a discretionary basis and currently offers the following investment styles:

•	Small Cap Growth - seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell 2000 Growth Index.

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•	Micro Cap - seeks capital appreciation by investing in companies that correspond to the market values within the range of the Russell Micro Cap Growth Index.

•	Ultra Micro Cap - seeks capital appreciation by investing in companies whose market values correspond to the bottom half of the Russell Micro Cap Growth Index.

•	Non US Small Cap Equity - seeks capital appreciation by investing in companies that correspond to the market values within the range of the MSCI ACWI Ex-US Small Cap Index.

•	Developed Non US Small Cap Equity - seeks capital appreciation by investing in companies that correspond to the market values within the range of the MSCI World Ex-US Small Cap Index.

•	Non US Micro Cap Equity - seeks capital appreciation by investing in companies that correspond to the market values within the range of the FTSE Global Micro Cap ex US Index.

•	Emerging Markets Small Cap Equity - seeks capital appreciation by investing in companies whose market values correspond to the market values within the range of the MSCI Emerging Markets Small Cap Index.

•	Global Opportunities Small Cap Equity - seeks capital appreciation by investing in companies whose market values correspond to the market values within the range of the MSCI ACWI Small Cap Index.

In relationships with clients, Supervised Persons will use particular care in determining applicable fiduciary duty and will comply with such duty as to those persons and interests to whom the duty is owed. Supervised Persons will act for the benefit of the firm’s clients and place clients’ interests before their own personal interests.

Allocation of Investment Opportunities, Portfolio Recommendations

Supervised Persons will deal fairly and objectively with clients and prospects when disseminating investment recommendations, material changes in prior investment recommendations, and taking investment action; thereby not favoring one client over another. (See also Allocation of Investment Opportunities and IPOs and Other Limited Offerings under the Trading section below.)

Guidelines, Restrictions, and Suitability

Client accounts will be managed based on the client’s investment guidelines and restrictions as agreed upon by both EAM and the clients and in accordance with the investment style selected by the client.

Each client’s investment objectives and any restrictions will be documented in written investment guidelines and will be included in the client’s permanent file. Clients are instructed and periodically reminded to keep EAM informed of any changes in their investment objectives. In the event that a client informs EAM of a change such that the IAR recommends modifications to the investment guidelines for the client, the IAR will document those changes in the client file.

The CCO will be responsible for obtaining the client’s investment objectives, any restrictions, and written investment guidelines. (See also policies under New Client Policy under Maintaining Client Relationships below.) Additionally, in an effort to prevent violating the client’s investment objectives, the CCO or designee will be responsible for entering the investment guideline parameters and any restrictions into Charles River, the firm’s trade order management system.

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The portfolio managers will monitor on a continuous basis the accounts subject to their management and at least quarterly review the client account reports prior to distribution. The CCO will also review on a monthly basis the account compositions to ensure adherence to client investment objectives, restrictions and written investment guidelines. Finally, the portfolio managers will periodically meet with clients to review the client’s investment objectives, guidelines, and any restrictions.

Proxy Voting

Background

Pursuant to Rule 206(4)-6 of the Advisers Act, a registered investment adviser who exercises voting authority with respect to client securities must adopt and implement written policies and procedures: (1) that are reasonably designed to ensure that the adviser votes client securities in the best interest of clients; and (2) which include how the adviser will address material conflicts that may arise between the adviser’s interests and those of the client. Additionally, pursuant to the rule advisers must disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures to the requesting client.

A summary of EAM’s proxy voting policy is disclosed to clients and prospective clients in Part 2 of Form ADV along with instructions on how they may obtain a complete copy of EAM’s current proxy voting policies & procedures or report on how their proxies were voted. Clients may obtain information on how their proxies were voted by contacting EAM. The CCO or his designee will be responsible for ensuring that client requests are responded to in a timely manner and are documented in the client file.

EAM will maintain records relating to its proxy voting activities as indicated in the section on Books and Records.

Proxy Voting Policies and Procedures

EAM may vote client securities (proxies) on behalf of our clients. When EAM accepts proxy voting responsibility, we will only cast proxy votes in a manner consistent with the best interest of our clients. Absent special circumstances, EAM will vote all proxies within the guidelines established and describe in our Proxy Voting Policies and Procedures, as we may amend from time-to-time.

EAM’s Proxy Voting Policies and Procedures is as follows:

•	EAM subscribes to the services of an unaffiliated third-party proxy vendor that provides in-depth analysis of shareholder meeting agendas and vote recommendations. The proxy vendor maintains written guidelines to reflect their current vote recommendations. EAM has provided the proxy vendor with instructions on when the proxy vendor should vote proxies according to their written guidelines and when the proxy vendor must contact EAM for a vote decision. EAM may, in some cases, vote a proxy contrary to the proxy vendor’s guidelines if we determine that this action is in the best interests of clients.

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•	In cases where sole proxy voting authority rests with EAM for plans governed by ERISA, EAM will vote or direct the proxy vendor to vote proxies in accordance with their guidelines unless outlined otherwise in the plan’s governing documents and subject to the fiduciary responsibility standards of ERISA.

•	If the person(s) responsible for voting proxies becomes aware of any type of potential or actual conflict of interest relating to a proxy proposal, they will promptly report the conflict to our Chief Compliance Officer and Chief Investment Officer. Conflicts will be handled in a number of ways depending on the type and materiality. The method selected by EAM will depend upon the facts and circumstances of each situation and the requirements of applicable laws and will always be handled in the client’s best interest.

•	EAM may also choose not to vote proxies in certain situations or for certain accounts, for example, where a client has retained the right to vote the proxies or where a proxy is received for a client account that has been terminated.

•	Clients may direct the vote of their proxy regarding particular solicitations. To do so, the client must contact EAM at our office with specific voting instructions in advance of the proxy voting deadline so that we have sufficient time to contact the third party with the instruction. If the client does not provide adequate advance notice, we may not be able to accommodate the vote request.

Class Actions

EAM does not instruct or give advice to clients on whether or not to participate as a member of class action lawsuits and will not automatically file claims on the client’s behalf. However, if a client notifies us that they wish to participate in a class action, we will provide the client with any transaction information pertaining to the client’s account needed for the client to file a proof of claim in a class action.

Trading

EAM policy, as a fiduciary to its clients, is to always place the interest of its clients first and foremost; to have fair trading practices and to seek to disclose actual or potential conflicts of interest or resolve such conflicts.

Affiliated Broker-Dealer

CR Financial Holdings, Inc., through its wholly owned subsidiary WACO Limited, LLC, owns a forty-four percent (44%) passive interest in EAM Investors and directly and indirectly through EAM Investors a thirty point eight percent (30.8%) interest in EAM Global. CR Financial Holdings, Inc. owns 99.5% of Roth Capital Partners, LLC (“Roth”), a registered broker-dealer and member of FINRA and the Security Investor Protection Corporation (SIPC). As such, Roth is considered a related person of EAM. EAM has adopted policies and procedures, as outlined in various sections below, to address the conflicts of interest arising out of affiliation.

Insider Trading

EAM has adopted the following policies and procedures to reasonably prevent the misuse of material nonpublic information. All Supervised Persons of EAM are required to adhere to the firm’s policy.

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Summary

Pursuant to Section 204A of the Advisers Act, registered investment advisers are required to maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by the adviser or any person associated with the adviser.

The securities laws prohibit improper disclosure or use of nonpublic information relative to publicly traded securities. Violations of the prohibitions against "insider trading" are punishable by severe sanctions, including criminal penalties. In general, the securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company's securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the Commission, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through the use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.

Insider

The term “insider” includes both traditional insiders and temporary insiders. A traditional insider is generally any officer, director, partner, manager, or employee, of a company who obtains material nonpublic information about that company by virtue of his/her position or relationship with the company. A traditional insider trading on inside information breaches a duty of trust and confidence to the shareholders of his corporation. A temporary insider is any person who receives material nonpublic information about a company in the course of performing services for the company. Temporary insiders may include, but are not limited to accountants, lawyers, consultants, underwriters, or the immediate family members of traditional insiders. A temporary insider trading on inside information breaches a duty of loyalty and confidentiality to the person who shared the confidential information with him. An insider who becomes aware of and uses or discloses material nonpublic information about a company obtained as the result of his/her relationship with another company may be deemed to have misappropriated such information.

Material

The term “material information” is generally defined as information that a reasonable investor would consider important in making their investment decision with respect to a company’s securities or information that is reasonably certain to affect the market price of the company’s securities, regardless of whether the information is directly related to the company’s business. Material information may include, but is not limited to: dividend changes, earnings estimates, changes in previously release earnings estimates, significant new products or discoveries, significant mergers or tender offer proposals or agreements, developments regarding major litigation by or against the company, liquidity or solvency problems, extraordinary management developments, or similar major developments.

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Nonpublic

Information is to be considered “nonpublic” until it has been effectively disseminated to the marketplace for a sufficient period of time to be reflected in the security’s price. Information remains non-public until it has been publicly disclosed, meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a filing with the Commission, or by appearance in publications of general circulation.

Policy Statement

EAM’s policy prohibits any Supervised Person who is in possession of material nonpublic information about a company, or about the market for that company's securities, to purchase or sell or cause another person to trade in those securities until the information becomes public and the market has had time to react to it. Any Supervised Person having doubts regarding the propriety of a proposed securities transaction should seek advice from the CCO, who has been designated by EAM to handle such matters.

Disclosure of Material Nonpublic Information

No Supervised Person of EAM may disclose material nonpublic information about a company or the market for that company's securities to any person except to the extent necessary to carry out the legitimate business obligation of EAM or in circumstances in which the information is likely to be used for unlawful trading.

Procedures

•	Every supervised person is required to obtain written approval from the CCO prior to engaging in any outside business activities.

•	Every supervised person will disclose to the CCO any other activities they engage in that may reasonably cause them to have access to inside information.

•	If necessary, the CCO will develop and maintain “restricted lists” and “watch lists” which identify the securities that may not be traded in client, employee and proprietary accounts without prior approval from the CCO.

•	Every Supervised Person, before trading or making investment recommendations, for themselves or others, in the securities of a company about which the Supervised Person may have potential insider information, shall consider whether the information is material and nonpublic. If after consideration, the information is material and nonpublic, or the Supervised Person is unable to determine whether the information is material and nonpublic, the Supervised Person must do the following:

o	report the matter immediately to the CCO;

o	not purchase, sell or recommend securities on behalf of him/herself or others, including accounts managed by EAM;

o	not communicate the information inside or outside EAM other than to the CCO or senior management.

After the CCO has reviewed the matter, the Supervised Person will be instructed as to the proper course of action to take.

•	EAM will distribute to its Supervised Persons at time of hire, and at least annually thereafter, the firm’s insider trading policy, by providing these P&P. Every Supervised Person will be required to certify, by completing a compliance certification, that they have received, read, understood, and will comply with the firm’s policies.

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•	EAM will periodically review and update, as necessary, EAM’s insider trading policies to reflect regulatory, business, or industry changes.

•	EAM’s CCO will review Access Person’s holdings and transaction reports (as defined below) for potential violations of the policy.

•	EAM’s CCO or designee will perform quarterly, targeted reviews as described:

o	EAM will maintain a calendar of meetings with representatives of public companies,

o	select a sample of such companies securities to perform a review of the trading activity, and

o	Sample electronic mail and other communications if available for references to the public companies selected

Questions about EAM's Insider Trading Policy

While compliance with the law and with EAM's policies and procedures described in this manual is each individual's responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed to the CCO, who has been designated by EAM to respond to such questions.

Violations

Violations of EAM's policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal.

Personal Trading

EAM’s policy permits Access Persons to maintain personal securities accounts provided that investing by Access Persons is consistent with EAM’s fiduciary duty to its clients and consistent with regulatory requirements.

Personal securities transactions must never adversely affect clients. EAM will monitor trading activity of its Access Persons to confirm that the interests of clients come first, and that the trading activity complies with applicable securities laws. All securities transactions and holdings in any account of an Access Person or their immediate family members living in the same household, which the Access Person has control of and/or is a beneficial owner of, are subject to review by EAM.

Definition of Access Person

An Access Person is defined as any Supervised Person:

•	Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

•	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

For the purposes of this P&P, EAM considers all its officers and employees to be Access Persons.

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Personal Securities Transactions Policy

Access Persons may have personal accounts that are managed by EAM in the same styles as EAM manages for clients. However, neither EAM nor any of EAM’s Access Persons may effect in any non-managed account for himself or herself, or for his or her immediate family (i.e., spouse, minor children, and adults living in the same household as the Access Person), or for any trust accounts for which the Access Person serves as a trustee or in which the Access Person has a beneficial interest (collectively “Covered Persons”), any transactions in a security which is being actively purchased or sold, or is being considered for purchase or sale, on behalf of any of EAM’s clients.

Access Persons are limited to trading within non-managed accounts: mutual funds, exchange traded funds (ETFs), fixed income securities, individual equities that have a market capitalization of $25 billion or greater at the time of purchase (or listed options of such equities), direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

Access Persons must also follow the requirements under pre-clearance of trades and black out and holding periods, if applicable, before placing a trade.

Reportable Funds

EAM serves as a sub-adviser to a number of registered investment companies (mutual funds). In addition, an EAM affiliate also sub-advises to registered investment companies. Rule 204A-1 of the Investment Adviser Act of 1940 requires reporting by access persons of transactions in and holdings of “reportable funds.” According to the rule, “reportable funds” mean:

•	Any fund for which you serve as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or

•	Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

EAM will circulate at least annually a list of reportable funds to all access persons. Access persons are required to report transactions and holdings in reportable funds in the Personal Security Transaction Reports and Personal Holdings Reports.

Prohibited Transactions

At no time may EAM or any Access Person purchase for their own account or for any account in which EAM or an Access Persons has a beneficial interest in securities where Roth is a manager, co-manager, underwriter or any part of the syndicate that is offering the securities to the public (e.g. initial public offerings (IPOs) and secondary offerings).

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Pre-Clearance of Trades

Access Persons are required to obtain written approval from the CCO prior to effecting, for himself or herself, for his or her immediate family (i.e. spouse, minor children, and adults living in the same household as the Access Person), for trusts for which the Access Person serves as a trustee or in an account which the Access Person has a beneficial interest (collectively “Covered Persons”), any transactions in securities:

•	which is on a “restricted” list, if maintained;

•	which is a private placement;

•	which is a limited offering; or

•	which is an initial public offering.

Access Persons desiring to trade a security requiring pre-clearance, should submit a Pre-Approval for Securities Transaction Form to the CCO through the MyComplianceOffice system using the preclearance form.

Blackout Periods

No Access Person shall execute a securities transaction on a day during which any client has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

No portfolio manager of a client account(s) shall buy or sell a security within at least seven (7) calendars days before and after the client account(s) trades in that security.

Ban on Short-Term Trading Profits

Access Persons are expected to refrain from trading for short term profits. Day Trading (buying and selling in the same security on the same business day) of any Security is strictly prohibited.

If an Access Person owns stock that becomes a holding for a client account at some point in the future, the Access Person is subject to a 60 day holding period restriction effective the day the stock becomes a holding for a client account.

Exceptions to the Personal Trading Policies

The foregoing prohibited transactions, pre-clearance, ban on short-term trading profits policies and procedures are not applicable to transactions (a) effected in any account over which neither EAM nor any Access Person of EAM has any direct or indirect influence or control; (b) with respect to securities effected pursuant to an automatic investment plan; (c) in securities that are: direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds, or shares issued by non-affiliated registered open-end investment companies (not including exchange trade funds (ETFs) and funds advised or sub-advised by EAM).

Under certain limited circumstances, exceptions may be made by the CCO to the policies stated above. The CCO will maintain records of these trades, including the reasons for any exceptions.

Violations of the Personal Trading Policies

Upon discovering a violation of the personal trading policies, EAM may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension, or termination of the employment of the violator.

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Personal Accounts

To assist in the monitoring of employee trading, EAM requires Access Persons who maintain personal accounts to ensure all personal accounts are set-up to provide daily transactions and monthly holdings data to the MyComplianceOffice system. The CCO will periodically review the trading activity and for potential conflicts of interest or violation of the Code of Ethics holdings afforded by these downloads.

Personal Security Holdings and Transaction Records

Personal Holdings Reports

Access Persons must, within ten (10) days of becoming an Access Person and at least annually thereafter, report to the CCO their personal securities holdings on the firm’s Annual Holdings Report within the MyComplianceOffice system. Each Holdings Report must contain, at a minimum, the following information:

•	The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and

•	The date the Access Person submits the report.

In addition, the Access Person will ensure that the MyComplianceOffice system has access to direct downloads of transactions and positions of all brokerage accounts or receives duplicate brokerage statements including a complete reporting of transaction activity, on at least a quarterly basis; from each broker-dealer that maintains an account for which the Access Person is a beneficial owner. The required information must be current as of a date not more than 45 days prior to the employee becoming an Access Person (for initial reports) or the date the report is submitted (for annual reports). The CCO or his designee will conduct a periodic review of the holdings reports and brokerage statements for potential conflicts of interest or violation of the Code of Ethics.

Personal Security Transaction Reports

Access Persons must report all personal securities transactions on a quarterly basis. It is the responsibility of the Access Persons to complete and signed Securities Transaction Report within the MyComplianceOffice system no later than 30 days after the end of each calendar quarter.

In addition, the Access Person will ensure that the CCO either has access to direct downloads of positions of all brokerage accounts through the MyComplianceOffice system or receives duplicate brokerage statements including a complete reporting of transaction activity (in each case which will include all of the information required by Rule 17j-1(d)(1)(ii) – see below), on at least a quarterly basis; from each broker-dealer that maintains an account for which the Access Person is a beneficial owner.

The CCO or his designee will review the personal transaction activity for adherence to the firm’s personal trading policies and for violations of insider trading, front-running, pre-clearance of trades as described above and other potentially abusive practices. The CIO or his designee will review the CCO’s personal transactions activity for adherence to the firm’s personal trading policies and for violations of insider trading, front-running, pre-clearance of trades as described above and other potentially abusive practices.

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Record Keeping Pursuant to Rule 17j-1

EAM will comply with the record keeping requirements in Rule 17j-1(f) under the Investment Company Act of 1940, as amended.

Rule 17J-1(d)(1)(ii) Required Information

With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved;

•	The nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer, or bank with or through which the transaction was effected; and

•	The date that the report is submitted by the Access person.

Allocation of Investment Opportunities and Limited Offerings

EAM will deal fairly and objectively with clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action; thereby not favoring one client over another. EAM will take particular care if ever allocating any private placement investments, such as: pre-IPOs, Direct Public Offerings, Limited Liability Partnerships, etc.

The portfolio manager(s) shall allocate investment opportunities among all accounts the portfolio manager(s) manages for which the security is suitable at the time of investment. If a security is sufficient in size to be allocated to all suitable accounts, then the portfolio manager shall, whenever possible, allocate the security to all suitable accounts on a pro-rata basis. When a pro-rata allocation is not feasible or not in the best interests of all clients, the portfolio manager(s) shall allocate to accounts alphabetically on a rotational basis. Once an account has received such an allocation, it may not receive another such allocation until all of EAM’s other clients’ accounts have received such an allocation. EAM reserves the right to make exceptions to this policy if it believes it is in the best interest of clients to do so. All exceptions must be in writing and a copy given to the CCO.

Allocation of IPOs

EAM may, from time to time, when consistent with a client’s investment objectives and restrictions, purchase a security in an initial or secondary public offering (“IPO”) for certain client accounts. When this occurs it is EAM’s intention to allocate IPO shares among participating accounts in an equitable manner as not to give one client preference over another. Therefore, EAM will generally allocate IPO shares based on market capitalization of the IPO security in accordance with the objectives of each investment style offered by EAM. If EAM does not receive a full allocation, then the shares will be allocated to accounts on a pro-rata basis. However, if a pro-rata allocation would result in a de minimis number of shares being allocated to any one account, EAM may elect to allocate to accounts alphabetically on a rotational basis. Currently, EAM defines de minimis as ten (10) shares. Once an account has received an IPO allocation, it may not receive another IPO allocation until all of EAM’s other clients’ accounts have received an IPO allocation. EAM reserves the right to make exceptions to this policy if it believes it is in the best interest of clients to do so. All exceptions must be in writing and approved by either the CCO or a Compliance Manager.

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Aggregation of Orders, Trade Order Allocation

EAM’s policy permits the aggregation of orders for clients in the same securities for the purpose of obtaining best execution, negotiating more favorable commission rates, or allocating equitably among EAM’s clients differences in prices and commission or other transaction costs that might not have been obtained had such orders been placed independently.

Aggregation and Allocation

EAM may aggregate trades for itself or for its Supervised Persons with client trades, providing that the following conditions are met:

•	EAM's policies for the aggregation of transactions shall be fully disclosed in Form ADV and separately to EAM's existing clients (if any) and the broker-dealer(s) through which such transactions will be placed;

•	EAM will not aggregate transactions unless it believes that aggregation is consistent with its duty to seek best execution (which includes the duty to seek best price) for its clients and is consistent with the terms of EAM's investment advisory agreement with each client for which trades are being aggregated;

•	No advisory client will be favored over any other client; each client that participates in an aggregated order will participate at the average share price for all transactions of EAM in that security on a given business day, with all transaction costs shared on a pro rata basis;

•	EAM will prepare, before entering an aggregated order, a written statement (the "Allocation Statement") specifying the participating client accounts and how it intends to allocate the order among the various accounts;

•	If the aggregated order is filled in its entirety, it will be allocated among clients in accordance with the Allocation Statement; if the order is partially filled, it will be allocated pro-rata based on the Allocation Statement.

•	Notwithstanding the foregoing, the order may be allocated on a basis different from that specified in the Allocation Statement if all client accounts receive fair and equitable treatment and the reasons for a different allocation is explained in writing and is approved by the CCO no later than one hour after the opening of the markets on the trading day following the day the order was executed;

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•	If an aggregated order is partially filled and allocated on a basis different from that specified in the Allocation Statement, no account that is benefited by such different allocation may effect any purchase or sale, for a reasonable period following the execution of the aggregated order, that would result in it receiving or selling more shares than the amount of shares it would have received or sold had the aggregated order been completely filled;

•	EAM's books and records will separately reflect, for each client account, the orders of which are aggregated, the securities held by, and bought and sold for that account;

•	Funds and securities of clients whose orders are aggregated will be deposited with one or more banks or broker-dealers, and neither the clients' cash nor their securities will be held collectively any longer than is necessary to settle the purchase or sale in question on a delivery versus payment basis; cash or securities held collectively for clients will be delivered out to the custodian bank or broker-dealer as soon as practicable following the settlement;

•	EAM will receive no additional compensation or remuneration of any kind as a result of the proposed aggregation; and

•	Individual investment advice and treatment will be accorded to each advisory client’s account.

Principal Trading

EAM recognizes the potential for significant conflicts of interest when acting as a principal in client transactions. It is the policy of EAM not to engage in principal trading.

Cross Transactions

EAM recognizes the potential for significant conflicts of interest when acting as an agent in client transactions. It is EAM’s policy not to engage in agency cross trades.

However, if EAM feels it is in the best interest of certain clients, EAM may effect an internal cross transaction of securities between clients. EAM acknowledges its duty to seek best execution for its clients and acknowledges that the use of internal cross transactions may raise potential conflicts of interest under the antifraud provisions of the Investment Advisers Act of 1940, Section 206(3) and Section 206 (4). Therefore, internal cross transactions will only be considered when the need to liquidate securities results in an availability of securities that are appropriate for another account. EAM prohibits the need to purchase securities as the sole reason for identifying sale candidates nor does it allow the need to sell an issue as the sole reason for purchase of such by another client. If EAM does effect an internal cross transaction, EAM will not act either as principal or agent through a broker-dealer or otherwise receive commissions or any type of compensation for effecting internal cross transactions. EAM’s sole intent for doing an internal cross transaction will be to act in the best interest of each client in accordance with their respective investment objectives. Internal cross transactions will only be used when it is of conspicuous advantage to both accounts in the absence of appropriate and comparable alternatives. Prior to execution, EAM will request two-sided markets from at least two bona fide registered broker-dealers and will use the average of those prices obtained as the execution price. EAM requires written approval from the CCO prior to execution. The CCO will document each cross transaction including, but not limited to, the client accounts participation in the cross transaction, the nature of the cross transaction, the pricing methodology used, and the rationale on which the transaction is based.

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Mutual Fund Market Timing and Late Order Controls

EAM’s policy prohibits mutual fund market timing and the placing of trades after market close for same day NAV, or price. EAM will not engage in the market timing of mutual funds for itself or its clients. A portfolio manager may, for practical purposes, place trades after market close, but only for the next day’s NAV, or price.

Trade Process

EAM’s portfolio managers are responsible for the creation of trade tickets by loading the trade order into the OMS, and the traders are responsible for executing trades. The portfolio manager will exercise diligence in creating the trade order and will review the trade order for the following: (1) correct symbol, number of shares, and account(s); and (2) that the recommended trades do not violate client restrictions.

The traders will be responsible for executing the trade orders and will exercise diligence in ensuring the proper symbol, direction and number of shares is executed. The OMS will automatically create the delivery instructions to be uploaded into the Omgeo system. Additionally, portfolio managers will review trade fills as they are loaded into the OMS by the trader.

Trade Errors

All trade errors will be brought to the attention of the CCO immediately upon discovery and reported to clients promptly. In addition, the compliance personnel will review a listing of all trades made during the week to look for any trade errors not reported. In the event of a trade error, errors will be corrected promptly and researched to determine the cause. Further, CCO, the Trader and related Portfolio Managers will attempt to identify ways to mitigate such errors from happening again. Ideally, when possible, trade errors will be moved to the broker-dealer’s trade error account, depending upon whether the broker-dealer was responsible for the error. In cases where EAM is responsible for the error, all losses will be paid by EAM and all gains will accrue to the client’s account. The CCO and the related Portfolio Managers will work to identify ways to mitigate such errors from happening again. In cases where the broker-dealer is responsible for the error, EAM will follow the procedures of the broker-dealer with respect to any gains or losses in the trade error account. The trade error and resolution will be documented and the CCO will file the report in the firm’s designated trade error file.

Trade Error Definition

For purposes of this Policy, each of the following is considered a trading error:

•	Purchase or sale of a wrong or an unintended number of securities;

•	Purchase or sale of a wrong or an unintended security;

•	Purchase or sale of securities for the wrong or an unintended account;

•	Allocation of a wrong or an unintended number of securities that have settled;

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•	Allocation of securities to the wrong or an unintended account that have settled;

•	Purchase or sale of securities that are not legally authorized for an account;

•	Purchase or sale of securities that are not authorized by either the investment advisory agreement or a client’s investment restrictions or guidelines that have been made known to EAM;

•	Purchase or sale of securities not authorized by the account’s investment objectives; or

•	Failure to follow specific client directives to purchase, sell, hold or wait to purchase securities.

This list is not intended to be exhaustive, and other circumstances could also be considered trading errors. Any questions in this regard must be discussed with the CCO.

Prohibited Error Correction Practices

There are certain actions that may never be used to correct a trading error in a client account. The following is a list of actions that are prohibited by this Policy:

•	Correction of errors by instituting trades between client accounts;

•	Using soft dollars to rectify trading errors, which includes allowing a broker to pay or reimburse EAM for losses due to any trading error caused by EAM; and

•	Failure to act promptly to cure a trading error, even if the amount of the error appears to be insignificant.

Best Execution and Broker Selection

EAM has a fiduciary obligation to seek best execution for client security transactions. Best execution is not determined by the lowest possible commission costs, but by the best overall qualitative execution. Best execution means executing securities transactions for clients in such a manner that the client’s total purchase costs or sale proceeds in each transaction are most favorable under the circumstances.

EAM’s primary objective in selecting a broker-dealer for any transaction or series of transactions is obtaining the best combination of execution price, efficiency of execution and optimal custodial service. EAM may consider, among other factors, the net price, reputation, financial strength and stability, efficiency of execution and error resolution, block trading capabilities, willingness to execute related or unrelated difficult transactions in the future, order of call, availability of research, availability of investment offerings and ideas, and other matters involved in the receipt of brokerage services generally.

EAM has a Best Execution Committee (the “Committee”) that gathers and reviews periodically, but not less than quarterly, information and reports about the execution quality provided by the broker-dealers used by EAM. This review will be documented and reported to the Committee during each quarterly meeting.

The Committee will maintain records regarding the periodic reviews and documentation of EAM’s broker-dealer selection process, including the information received and evaluated and conclusions reached and decisions made. Brokers may receive temporary approval from the CCO. All such reviewed and approved brokers will be subject to a final approval by the Committee at the next quarterly meeting to determine if EAM should continue the business relationship with the broker.

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Directed Brokerage

In circumstances were EAM is required to execute transactions through a specific broker (aka “Directed Brokerage”), EAM has specific disclosure in its Part 2 of Form ADV and investment advisory agreements, which state that: (1) EAM will not negotiate specific brokerage commission rates with the broker on a client’s behalf, or seek better execution services or prices from other broker/dealers and, as a result, the client may pay higher commissions and/or receive less favorable net prices on transactions for their account than might otherwise be the case, (2) transactions for each account generally will be effected independently unless EAM decides to purchase or sell the same security for several clients at approximately the same time, in which case EAM may “aggregate” a client’s transaction with that of other clients for execution by the same broker. However, if trades are not able to be aggregated, EAM may have to enter trade orders for the client’s account after orders for other clients, with the result that market movements may work against the client, and (3) conflicts may arise between the client’s interest in receiving best execution with respect to transactions effected for the account and EAM’s interest in receiving future client referrals from the broker.

All directed brokerage arrangements must be provided to EAM in writing by the client. A client must also notify EAM in writing if the client decides to terminate the directed brokerage arrangement.

Soft Dollars

Subject to the policy of seeking best execution for transactions, and also subject to the criteria of Section 28(e) of the Securities and Exchange Act of 1934 (“Section 28(e)”), EAM may, in circumstances where EAM has brokerage discretion and in which execution is comparable, place trades with a broker that is providing brokerage and research services to EAM (known as a “Research Broker”) that are lawful and provide appropriate assistance in the performance of EAM’s investment decision-making. In addition, EAM may place trades with a broker and require a designated portion of that commission be given up to a Research Broker. Brokerage and research services provided by these Research Brokers may include, among other things, effecting securities transactions and performing services incidental thereto (such as clearance, settlement and custody) and providing information regarding the economy, industries, sectors of securities, individual companies, statistical information, taxation, political developments, legal developments, technical market action, pricing and appraisal services, credit analysis; risk measurement analysis and performance analysis.

When selecting a Research Broker, EAM will make a good faith determination that the amount of the commission charged is reasonable in relation to the value of the brokerage and research services received, viewed in terms of either the specific transactions or EAM’s overall responsibility to the accounts for which it exercises investment discretion. Subject to Section 28(e), EAM may pay a Research Broker a brokerage commission in excess of that which another broker might have charged for effecting the same transaction, in recognition of the value of the brokerage and/or research services provided by the Research Broker.

Research services provided by Research Brokers may be used by EAM in servicing any or all of its clients, and may be used in connection with clients other than those making the payment of commissions to a Research Broker, as permitted by Section 28(e).

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EAM may participates in certain commission -sharing programs. In these programs, the broker-dealer that executed client trades will allocate commission dollars to an escrow account to be paid at EAM’s direction to certain other broker-dealers which provided meaningful research to EAM but cannot, in EAM’s opinion, provide best execution. In most cases, EAM’s commission cost for these trades will be higher than commissions for purely execution only service if we believe that the amount of additional commission is reasonable to the value of the brokerage and research services received. The Best Execution Committee will review all commissions and research dollars paid in the commission-sharing program.

EAM’s Part 2 of Form ADV contains detailed disclosure regarding soft dollar practices and the conflicts associated with such practices.

The Committee will continuously monitor EAM’s soft dollar practices and any third party arrangements to ensure consistency with policies and disclosures and promptly amend the P&P or Part 2 of Form ADV in the event of any changes. In addition, the Committee will keep detailed records of all EAM’s soft dollar arrangements and all executed “soft dollar” transactions.

Although the safe harbor provided by Section 28(e) is somewhat more expansive, EAM will restrict soft-dollar payments to Research Brokers to solely pay for proprietary research. The Committee will review all such proposed soft-dollar arrangements and payments at the quarterly Committee meetings. This review and discussion will be documented in the Committee meeting minutes.

Private Fund Compliance Policies

Introduction

Pooled investment vehicles are generally required to register under federal or state securities laws. Private investment vehicles are pooled investments which comply with certain exclusions or exemptions under the Investment Company Act and the Securities Act. EAM Global is the general partner and investment adviser to one or more private funds (the “Funds”). The Funds are private funds complying with exemptions under the Investment Company Act and the Securities Act.

Policies

EAM, as a fiduciary to the Funds, will observe and follow the policies and procedures described below to help confirm continued compliance with our fiduciary duty and applicable exemptions. Failure to observe and follow these policies and procedures will present the risk of forfeiture of the private fund exemption. The CCO will be responsible for confirming that the following policies and procedures are observed and followed and that required records are maintained.

Registration Exemption

Each of the Funds is relying on Rule 506 of Regulation D, an exemption under Section 4(2) the Securities Act and applicable exemptions under state securities laws. That is, the issuance of interests does not involve any public offering, and Fund interests may only be purchased by “accredited investors” (or up to 35 non-accredited investors if the Fund is relying on Rule 506(b)) as defined in Regulation D under the Securities Act. All investors in the Fund are herein considered “Limited Partners.”

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Each Fund is relying on an exemption under Section 3(c)(7) of the Investment Company Act and is limited to “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act. The Funds do not charge a performance fee.

The CCO will file Form D, if applicable, in compliance with Securities Act.

Qualification of Investors

To rely on state and federal exemptions outlined above, EAM must confirm that each Limited Partner is an “eligible investor” by collecting acceptable documentary evidence and of their eligibility status. Eligible investors must meet the requirements of an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

The CCO will confirm that EAM collects for each new Limited Partner a fully completed and executed investor questionnaire and subscription agreement and will review that the Limited Partner has attested and certified to meeting the eligibility requirements.

Advertising or Soliciting

No General Solicitation of Advertising Activities

Rule 506(b) of Regulation D prohibits the Fund, or any person acting on its behalf, from offering or selling interests through general solicitation or general advertising.

Please also refer to the Advertising and Marketing section of the EAM P&P for further policies and procedures that must be followed when using any EAM marketing materials or advertising with the public.

To help confirm that no public offering of the Funds is made, EAM or any person acting on behalf of EAM must have a pre-existing relationship with the potential purchaser before an offer is made. A pre-existing relationship may exist when the person has had prior investment or other business dealings with the potential purchaser (e.g., the potential purchaser is an existing or former client of EAM). The pre-existing relationship is necessary for EAM to evaluate the financial circumstances and sophistication of the potential purchaser before making an offer.

The CCO will:

•	Review any communication that mentions the Fund prior to sending to confirm that it (a) is not a general solicitation or advertisement and (b) will not be used to offer or sell securities and (c) is consistent with the offering documents.

•	Review any general solicitation or advertisement of advisory services prior to using, to confirm that it does not mention the Fund.

•	Confirm that EAM does not hold any seminars or meetings with respect to the Fund where the attendees have been invited by general solicitation or advertisement.

Supervised Persons, prior to offering the Fund to a potential purchaser, will confirm that EAM or the Supervised Person has a pre-existing relationship with the potential purchaser

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Portfolio Management

EAM must adhere to the investment objectives disclosed to the Limited Partners in the Private Placement Memorandum (“PPM”).

The use of side letters in the Fund(s) is permitted, subject to applicable provisions of the Fund’s offering documents. Side letter arrangements will be monitored to confirm that the terms of the arrangement are being adhered to.

The Portfolio Managers are responsible for adhering to the investment objectives disclosed in the PPM when managing the assets of the Fund.

Any side letters entered into with investors in the Fund must be submitted to the CCO and CIO for approval prior to being entered into.

The Portfolio Managers are responsible for monitoring that EAM is adhering to the terms of side letter arrangements.

The CCO will work with firm counsel in drafting and periodically reviewing Fund offering documents to confirm that they are accurate.

Please also refer to the Portfolio Management and Trade Management sections of the EAM P&P for further policies and procedures that must be followed when managing EAM client assets.

ERISA

EAM intends for the Fund not to constitute “plan assets” under ERISA. Therefore, EAM will monitor the capital contributions to confirm that the aggregate investment by Benefit Plan Investors does not equal or exceed 25% of the value of the interests in the Fund.

Service Providers

For any service providers EAM engages to provide services to the Fund, EAM will reasonably review that the provider is qualified to perform those services and will periodically review that the service provider is adequately performing its services as outlined in the agreement with the Fund.

Periodically, but not less than annually, the CCO will perform a due diligence review, which may or may not include an on-site visit, of each service provider to the Fund in an effort to confirm that the service provider is performing its services as outlined in the service-provider agreement and in accordance with the appropriate federal securities laws.

Recordkeeping

EAM will maintain copies of any filings made or required documents created relating to the Fund.

EAM will maintain copies of investor questionnaires and subscription agreements evidencing the investor’s eligibility to invest in the Fund.

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EAM will maintain copies of Fund PPMs and any other disclosures given to clients regarding the Fund’s investment objectives.

EAM will maintain all written documentation gathered during service provider reviews.

Rule 506(d) Bad Actor

Policy

EAM is an investment manager to private placement funds, and not to retail investors. Adviser's policy is to accept only those Clients of a Fund whose identity can be reasonably established to be legitimate, to maintain accurate, current and complete information about each Investor.

Background & Description

On July 10, 2013, the Securities and Exchange Commission voted unanimously to adopt a “bad actor” disqualification for Rule 506 private placement offerings under Regulation D. Rule 506(d) will prevent issuers from relying on Rule 506 when certain “bad actors” are associated with the issuer.

Responsibility

The CCO is responsible for the implementation and monitoring of Adviser’s Rule 506(d) Policy and Procedures, including associated practices, disclosures and recordkeeping. The CCO may delegate responsibility for the performance of these activities (provided that it maintains records evidencing individual delegates) but oversight and ultimate responsibility remain with the CCO.

Procedure

Under Rule 506(d), the exemption under Rule 506 will not be available if a “Cover Person” has engaged in a “Disqualifying Even”, as described below. Rule 506(d) Covered Persons include the following:

•	The issuer, including any predecessor of the issuer and any affiliated issuer;

•	Any director, executive officer, or other officer participating in the offering;

•	Any general partner or managing member of the issuer;

•	Any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power, even if not a control person of the issuer;

•	Any promoter connected with the issuer in any capacity at the time of such sale;

•	Any investment manager of an issuer that is a pooled investment fund;

•	Any person that has been or will be paid, directly or indirectly, to solicit purchasers in connection with the offering in question;

•	Any general partner or managing member of such investment manager or solicitor; and

•	Any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.

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Rule 506(d) sets forth “Disqualifying Events” as follows (this list is not all inclusive):

•	A conviction, within the 10 years before such sale (or 5 years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

o	in connection with the purchase or sale of any security

o	involving the making of any false filing with the SEC or

o	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

•	An order, judgment or decree of any court of competent jurisdiction, entered within 5 years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

o	in connection with the purchase or sale of any security

o	involving the making of any false filing with the SEC or

o	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

•	A final order of a state securities commission, a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission, a federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that at the time of such sale, bars the person from:

o	association with an entity regulated by such commission, authority or agency

o	engaging in the business of securities, insurance or banking or

o	engaging in savings association or credit union activities;

•	An order of the Commission entered within 5 years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

o	any scienter-based (i.e., intentional) anti-fraud provision of the federal securities laws or

o	Section 5 of the Securities Act of 1933;

•	Suspension or expulsion from membership in a registered national securities exchange or a registered national or affiliated securities association; and

•	A United States Postal Service false representation order entered within 5 years before such sale.

Date of Disqualifying Event

The loss of exemption only applies to Disqualifying Events occurring after the effective date of the Rule. However, an issuer must furnish to each purchaser, prior to sale, a description in writing of any matters that would have triggered disqualification but pre-dated the rule’s effective date. Failure to provide such written notice may cause the issuer to lose the availability of the Rule 506 exemption.

Sales made before the occurrence of the disqualifying event will not be affected by it, but sales made afterward will not be entitled to rely on Rule 506 unless the disqualification is waived or removed, or, if the issuer is not aware of a triggering event, the issuer may be able to rely on the reasonable care exception.

Disqualifying events that exist at the time the offering is commenced but are only discovered later trigger disqualification or a disclosure obligation. Sales will not be eligible for reliance on Rule 506, subject to the application of the reasonable care exception.

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Annual Certification

EAM will deliver to all Rule 506(d) Covered Persons, defined above, the letter included in Exhibit A on an annual basis. This includes all employees, General Partners, Managing Broker-Dealer, Select Investment Advisors, Selling Representatives, and Participating Dealers.

All Covered Persons must agree to notify EAM if anyone participating in the offering of the Fund's Interests becomes subject to, or experiences a Disqualifying Event or becomes the subject of formal proceedings, which would, if adversely determined, constitute a Disqualifying Event.

Subscription Documents

EAM will verify all Selling Representatives via the FINRA Broker Check website at http://brokercheck.finra.org/Search/Search

EAM will maintain a list of all Selling Representatives participating in the Offerings. Upon receipt of a subscription document, EAM will verify if the license status of the Selling Representative is active and if any Disclosure Events are listed on the FINRA Broker Check website.

Documentation of a Disqualifying Event

EAM will maintain a Bad Actor List. Upon notification of a disqualifying event or formal proceeding, the CCO of EAM will be responsible for documenting the event and investigating the proceedings to determine if the individual will prevent EAM from relying on Rule 506. If a disqualifying event has occurred, the Covered Person will be placed on EAM’s Bad Actor List and EAM will immediately notify the Managing Broker-Dealer.

Mutual Fund Compliance Policies

Introduction

These policies set forth certain regulatory restrictions and investment policies which govern the manner in which EAM may manage and execute transactions on behalf of a registered investment company (each a “Fund”). These restrictions and policies are derived from the following sources:

•	Regulatory restrictions which apply to all registered investment companies. The primary restrictions are established by the Investment Company Act of 1940, as amended (the “IC Act”), regulations promulgated under the IC Act and related interpretations of the Securities and Exchange Commission (“SEC”) and its staff. In addition, other securities laws as well as the Internal Revenue Code (“IRC”) place certain restrictions on the manner in which a Fund may be managed. Some, but not all, of these regulatory restrictions are set forth in the prospectus and statement of additional information.

•	Investment Objectives and Policies adopted by each Fund company are reflected in the prospectuses and the Statement of Additional Information (“SAI”). The prospectus and SAI set forth its investment objectives and policies. These policies may be more restrictive than the applicable regulations.

The restrictions and policies discussed in the text of this document are set forth in summary form for ease of reference. These are not the complete list of all portfolio or investment restrictions or limitations for Funds managed by EAM. However, when questions arise, the IC Act and related regulations themselves and/or the actual policies adopted by the Fund company should be examined.

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When to Calculate Percentage Limitations: Unless otherwise indicated, the percentage limitations described herein apply only as of the time that an investment transaction is executed. Thus, a percentage limitation generally will not be deemed to be exceeded due solely to relative changes in market value of the Fund’s assets following the acquisition.

Definition of Affiliate

The IC Act defines an “affiliated person” of another person as follows:

•	any person who directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such other person;

•	any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

•	any person who directly or indirectly controls or is controlled by or under common control with such other person;

•	any officer, director, partner, copartner or employee of such other person; and

•	with respect to an investment company, its investment adviser or any member of an advisory board thereof.

For purposes of applying the definition of an affiliate, “control” means any person that has the power to exercise a controlling influence over the management or policies of a company, unless that power is due solely to the person’s official position with the company (i.e., director, officer, etc.). The IC Act creates a rebuttable presumption that any direct or indirect beneficial owner of 25% or more of a Fund controls the Fund, and a similar presumption that a person beneficially owning less than 25% of the Fund does not control the Fund. Notwithstanding this presumption, the SEC generally takes the position that an adviser to a Fund “controls” the Fund (in addition to being an affiliate of the Fund). Therefore, two Funds advised by the same adviser are deemed to be under “common control” and, therefore, affiliated with each other.

Cross Transactions

Background:

Section 17(a) of the IC Act prohibits principal transactions between a Fund and any of the following:

•	Any affiliate of the Fund (which includes its adviser);

•	The principal underwriter or a promoter of the Fund; or

•	Any affiliate of an affiliate or of the principal underwriter or promoter (a “secondary affiliate”).

A principal transaction is one involving a purchase or sale for one’s own account (i.e., the purchaser becomes the legal owner of the purchased securities and the seller is such owner before the sale).

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No person covered by the prohibition may:

•	knowingly sell any security or other property to the Fund as principal, except shares issued by the Fund;

•	knowingly purchase from the Fund any security or other property as principal, except shares of the Fund; or

•	borrow money or other property from the Fund.

The SEC has adopted certain rules that provide limited exceptions to the prohibition against principal transactions with affiliates. While most of these are used only in specific circumstances, there is a general exception for principal transactions between affiliated persons, which is discussed below.

Rule 17a-7 Transactions:

Since two Funds that are managed by the same investment adviser and which have the same Board may be considered to be under common control and, therefore, affiliates of each other, Section 17(a) would prohibit the two Funds from engaging in principal transactions with each other.

Rule 17a-7 provides an exception to this rule, and permits a Fund to enter into principal transactions with another Fund that is affiliated with the Fund solely by reason of having a common adviser, common directors and/or common officers. Rule 17a-7 likewise permits transactions between a Fund and another account having a common adviser.

A transaction effected pursuant to Rule 17a-7 must satisfy the following conditions:

•	The transaction is a purchase or sale for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

•	The transaction shall be effected at the “current market price” of the security. Rule 17a-7 defines this as follows:

o	If the security is an “NMS stock” as that term is defined in Rule 600 of Regulation NMS, under the Securities Exchange Act of 1934, the last sale price with respect to such security reported in the consolidated transaction reporting system (the “consolidated system”) or, if there are no reported transactions in the consolidated system that day, the average of the highest current independent bid and lowest current independent offer for such security (reported pursuant to Rule 602 of Regulation NMS);

o	If the security is not a reported security, and the principal market for such security is an exchange, including the NASDAQ System, then the last sale on such exchange or, if there are no reported transactions on such exchange that day, the average of the highest current independent bid and lowest current independent offer on such exchange;

o	If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ;

o	If the security is a municipal security, the price obtained from an independent pricing service, provided that the same pricing service is used for computing the participating Fund’s net asset value;

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o	For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry. “Reasonable inquiry” is generally defined as quotes from at least three independent broker-dealers; or

o	Any other pricing methodology authorized or permitted from time to time (i) by amendment to Rule 17(a)-7, (ii) by any relevant no action position taken by the Staff of the SEC or (iii) by any exemptive relief granted by the SEC obtained by or on behalf of the Fund.

•	The transaction is consistent with the policies of each Fund participating in the transaction;

•	No brokerage commission or fee (except for customary transfer fees) is paid in connection with the transaction;

•	The Board of Trustees/Directors, including a majority of the disinterested trustees must: (i) adopt procedures pursuant to which such purchase and sale transactions may be effected, which procedures are reasonably designed to provide that the conditions set forth in paragraphs (1) through (4) above are complied with; and (ii) determine no less frequently than quarterly that all such purchases or sales made under these procedures during the preceding quarter were effected in compliance with such procedures; and

•	The adviser must create a written record of transaction setting forth a description of the security, the identity of the person on the other side of the transaction, and the terms of the purchase or sale.

Policy:

If EAM considers crossing securities for any of the Funds it manages, it will only execute cross transactions involving the Funds in accordance with the Funds’ policies.

In particular, a cross transaction will only be executed if it is consistent with the policies of each account participating in the transaction. Cross transactions will only be for consideration involving cash payment against prompt delivery of a security for which market quotations are readily available. Cross transactions will be effected at the “independent current market price” of the security and will not involve brokerage commissions or fees (except for customary transfer fees).

Procedures:

For all securities described above under (2), except those described in (2)(d), the current market price will be determined immediately after the trading desk has received both instructions to sell the security and instructions to purchase the same security from an investment officer, a Fund or another registered investment company.

With respect to transactions in the securities described in (2)(a) and (2)(b), the last sale price or average of the highest current independent bid and lowest current independent offer, showing the date and time, will be obtained from brokers or dealers or another pricing service and will be retained with other records of the transaction.

All instructions will be dated and time-stamped when received at the trading desk.

EAM will report all cross transactions involving the Funds to the applicable Fund’s Board no less frequently than quarterly.

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Affiliated Brokerage

Background:

Section 17(e) of the IC Act generally prohibits any affiliated person of the Fund, or any affiliate of any such person, from receiving compensation or consideration from the Fund as follows:

•	Acting as agent, from receiving any compensation with the purchase or sale of any property to or from the Fund, except in the course of that person’s business as an underwriter or broker; or

•	Acting as broker, in connection with the sale of securities by or to the Fund, to receive any consideration except in accordance with certain limitations.

Rule 17e-1 provides a safe harbor for an affiliated broker of a Fund to receive compensation for effecting the Fund’s portfolio securities transactions only if the compensation does not exceed:

•	the “usual and customary” broker’s commission if the sale is effected on a securities exchange;

o	“Usual and customary” broker’s compensation is defined in under Rule 17e-1 as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time.

o	2% of the sales price if the sale is effected in connection with a secondary distribution; or

o	1% of the purchase or sale price.

The affiliate broker may not effect a transaction on a national securities exchange for a Fund unless such transaction is effected in compliance with Section 11(a) of the Securities Exchange Act of 1934 and the Rules adopted thereunder.

These transactions are required to be reported by the adviser to the Fund's board on a quarterly basis.

Policy:

EAM does not uses broker-dealer affiliates of EAM to execute client/Fund transactions.

EAM will request a list of any affiliated broker-dealers from the Funds it manages, as well as their current policies and procedures for such transactions.

EAM may determine from time to time that an affiliate of Funds may execute portfolio transactions for a Fund if the use of the affiliate will be likely to result in prices for, and execution of, securities transactions at least as favorable as those likely to be derived from other qualified brokers, and if, in such transactions, the affiliate charges a Fund commission rates consistent with those charged by the affiliate in similar transactions to clients that are comparable to a Fund, but are not “affiliated persons” of the broker. In making this determination, EAM will consider all factors it deems relevant, including but not limited to: the price of the security, the size of the transaction, the nature of the market for the security, the amount of commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial ability of the affiliate and the quality of service rendered by the affiliate in other transactions.

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Procedures:

In the event that EAM executes transactions through a broker-dealer affiliated with the Funds, it will report to the Fund’s Board no less frequently than quarterly any portfolio transactions placed through affiliated brokers. The report will detail:

•	The total amount of all compensation retained by the affiliate in connection with effecting transactions for the Funds during the period covered by the report;

•	The trade date;

•	Whether the transaction is a purchase or sale;

•	The number of shares traded;

•	The total dollar amount of the commission paid;

•	The total dollar amount of the trade;

•	The commission expressed as a percentage of the dollar amount of the trade;

•	The commission expressed as number of cents per share;

•	A comparison with the average commission paid by a Fund to other brokers expressed as a number of cents per share, and an explanation for any substantial difference in the commission charged to a Fund from that charged to any other customer of the affiliate; and

•	Any other information as its Board may request.

EAM will review all portfolio transactions for the Funds no less frequently than on a quarterly basis to identify any portfolio transactions placed through affiliated brokers to ensure that the appropriate information is reported to the Fund’s Board on a timely basis.

Purchasing Securities in Underwritings from an Affiliated Broker

Background:

Section 10(f) of the IC Act generally prohibits a Fund from purchasing securities in an underwriting or selling syndicate if any principal underwriter of the issuer is an affiliate of the Fund.

Rule 10f-3 provides a limited exemption to this prohibition. The independent trustees of the Fund must:

•	have adopted procedures pursuant to which such purchases may be effected by the Fund;

•	make and approve changes to these procedures as the Board deems necessary; and

•	determine on a quarterly basis that all purchases made during the preceding quarter complied with such procedures.

The rule’s conditions are designed to prevent an underwriter from “dumping” unmarketable securities on affiliated Funds or from earning excessive underwriting fees.

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Policy:

EAM does not use broker-dealer affiliates of EAM to execute client/Fund transactions. However, EAM may purchase securities underwritten by a broker or underwriter affiliated with the Funds only in accordance with the Fund’s policies.

Generally, EAM limits such investments to securities that are part of an issue which is registered under the Securities Act of 1933, or part of an issue of government securities, and which are being offered to the public pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered if the underwriters purchase any of the securities.

These securities would be purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering. The commission, spread or profit received or to be received by the principal underwriters will be reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time, as determined by EAM.

Investment in such securities will be considered only if the issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

EAM will not cause the Funds it manages and other discretionary accounts managed by EAM to purchase, in aggregate, 25% of the principal amount of any share class of the offering.

Procedures:

EAM will request a list of affiliated underwriters from the Funds it manages, as well as their current policies and procedures for such transactions.

EAM will report any such purchases to the Funds’ Board no less frequently than quarterly.

Borrowing and Leverage

Background:

Under the IC Act, a Fund may not issue or sell any “senior security” of which it is the issuer, except for certain specific exceptions. “Senior Security” is defined broadly to include any bond, debenture, note or other similar obligation evidencing indebtedness.

The following are permitted exceptions under the IC Act to the limits on the issuance of senior securities:

•	a Fund may borrow from a bank, provided the Fund has asset coverage of at least 300% of all borrowings;

•	a “senior security” does not include a borrowing meeting the following characteristics:

•	the borrowing is in an amount less that 5% of total assets of the Fund; and

•	the borrowing is for “temporary purposes” – meaning a loan repaid within 60 days and not extended or renewed.

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Leverage and Segregated Accounts:

Generally, any liability that creates the risk of leverage could be deemed to a “senior security.” “Leverage” is defined by the SEC as any transaction where “an investor achieves the right to a return on a capital base that exceeds the investment which he has personally contributed to the entity or instrument achieving a return.” Many types of transactions have the ability to leverage a Fund, such as:

•	When-issued securities

•	Reverse repos

•	Short sales

•	Futures contracts

•	Forward contracts

•	Options

•	Mortgage dollar rolls

The SEC takes the position that the borrowing restrictions of the IC Act are not implicated by potentially leveraging transactions if the Fund “covers” the senior security. This may be accomplished by one of these approaches:

•	Segregating or earmarking assets. To do so, the segregated/earmarked assets must:

o	equal or exceed the value of the corresponding commitment,

o	be marked to market daily, and

o	consist solely of liquid securities.

o	“Covering” so as to eliminate any leveraging effect. Examples include:

■	A Fund that has a long position in a futures or forward contract could purchase a put option on the same futures or forward contract with a strike price as high or higher than the price of the contract held by the Fund.

■	A Fund selling a security short may own that security or hold a call option on that security with a strike price no higher than the price at which the security was sold.

Policy:

EAM does not intend to borrow money on behalf of the Funds, although the firm recognizes that “incidental” borrowing make occur by virtue of the settlement of transactions in securities as well as (or in combination with) transactions in Fund shares (e.g., custodial overdrafts).

Procedures:

EAM shall manage the portfolio using its best efforts to avoid borrowing by (i) monitoring the cash position of the Fund each day before market opening, (ii) monitoring any pending transactional activity in Fund shares (e.g., large redemptions) and (iii) monitoring the timing of settlement of transactions in securities on a pro forma basis to determine if any negative cash position may occur. If any “incidental” borrowing occurs (or will occur), EAM shall take prompt action to remedy the situation.

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Loans of Portfolio Securities

Making Loans in General:

A Fund must disclose in its registration statement its policy regarding the making of loans to other persons. This policy may not be changed without shareholder approval. There is no general prohibition under the IC Act against the making of loans, except a Fund may not loan money or property to any person if:

■	the Fund’s investment policies do not permit such a loan, or

■	if the person receiving the loan controls or is under common control with the Fund.

A Fund is not making a loan if it purchases a portion of an issue of publicly traded bonds, debentures or other securities.

A failure by an adviser or other service provider to timely reimburse a Fund for expenses above the Fund’s expense cap is considered a loan by the Fund to the adviser. (Notably, this is also an affiliated transaction that is prohibited under Section 17 of the IC Act.)

Securities Lending:

If permitted by a Fund’s investment policies, a Fund may engage in securities lending. Under the same premise as Section 18 regarding senior securities, a Fund is generally limited from lending more than 33 1/3% of its total assets (including the value of cash collateral received in connection with the lending).

Policy:

A Fund may seek additional income at times by lending its portfolio securities to broker-dealers and financial institutions provided that: (1) the loan is secured by collateral that is continuously maintained in an amount at least equal to the current market value of the securities loaned, (2) the Fund may call the loan at any time with proper notice and receive the securities loaned, (3) and the Fund will continue to receive interest and/or dividends paid on the loaned securities and may simultaneously earn interest on the investment of any cash collateral.

Collateral will normally consist of cash or cash equivalents, securities issued by the U.S. government or its agencies or instrumentalities or irrevocable letters of credit. Securities lending by a Fund involves the risk that the borrower may fail to return the loaned securities or maintain the proper amount of collateral. Therefore, a Fund will only enter into such lending after a review by the investment adviser or securities lending agent of the borrower’s financial statements, reports and other information as may be necessary to evaluate the creditworthiness of the borrower. Such reviews will be conducted on an ongoing basis as long as the loan is outstanding.

EAM shall not engage in securities lending on behalf of the Funds other than consistent with the procedures adopted by the Board.

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Securities Related Issuers and Insurance Companies

Background:

In general, Section 12(d)(3) of the IC Act prohibits a Fund from purchasing or otherwise acquiring securities of an issuer which, directly or indirectly (through a subsidiary, affiliate or otherwise), acts as a broker, a dealer, an underwriter, or is either a registered investment adviser or an investment adviser to a registered investment company (collectively “securities-related business”).

In addition, no Fund may acquire more than 10% of the total outstanding voting stock of any insurance company.

General Exception:

The SEC has adopted Rule 12d3-1, which permits the purchase of securities of issuers in a securities related business in the following circumstances:

■	A Fund may acquire securities of an issuer that during its most recent fiscal year derived 15% or less of its gross revenues from securities-related business (provided that, as a result, the Fund does not control that issuer).

■	A Fund may acquire securities of an issuer that during its most recent fiscal year derived more than 15% of its gross revenues from securities-related business if all of the following conditions are met:

o	the Fund, as a result of the acquisition, does not own more than 5% of any class of outstanding equity securities of the issuer, or more than 10% of the outstanding principal amount of the issuer’s debt securities; and

o	the Fund, as a result of the acquisition has not invested more than 5% of its total assets in the securities of the issuer.

Policy:

Notwithstanding these exceptions, a Fund may not purchase securities issued by the Fund’s adviser, its principal underwriter, or any “affiliated person” of the adviser or underwriter.

A Fund also may not purchase securities issued by or any general partnership interest in a partnership which is engaged in a securities related business.

However, a Fund may purchase the securities of an issuer which is engaged in securities-related activities as a broker, dealer, underwriter, or investment adviser, subject to the above conditions.

Procedures:

EAM will ensure compliance with this restriction by: (i) reviewing, at time of purchase, the purchase of any position in a security of an issuer that – once executed – would result in any of the Funds holding 5% of more of its total assets in securities of the issuer, in order to ensure that such issuer is not engaged in a “securities related business;” and (ii) reviewing, on a monthly basis, all positions held by the Fund that constitute 5% of more of its total assets, to ensure that no issuer in which the Fund holds such a position is engaged in a “securities related activities.”

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Investments in Other Investment Companies

Background:

The IC Act imposes limits on the amount of assets that a Fund may invest in the securities of other investment companies. In general, a Fund may not:

■	invest more than 5% of its total assets in the securities of any one investment company;

■	hold more than 3% of the total outstanding voting securities of any investment company;

■	invest in the aggregate more than 10% of its total assets in the securities of other investment companies as a group; or

■	hold, together with any other funds or investment companies with the same adviser, more than 10% of the total outstanding voting securities of any closed-end investment company.

For purposes of these limitations, an “investment company” includes shares of mutual funds, closed-end funds, exchange-traded funds (e.g., WEBS, SPDRs and iShares), and unit investment trusts. Investments in pooled vehicles registered in another jurisdiction or unregistered may be considered investments in investment companies for purposes of this limitation. A collateralized mortgage obligation (“CMO”) may be considered an “investment company” if less than 55% of the assets of the entity issuing the CMO consist of whole pool mortgage loans and whole pool participation certificates (i.e., participation certificates comprising the entire issue of participation certificates backed by a particular pool of mortgage loans).

Exception:

A Fund can invest all of its assets in other registered funds if: (i) the acquiring Fund (together with its affiliates) acquires no more than 3% of any acquired fund; and (ii) the sales load charged on the acquiring fund’s shares is no greater than 1 1/2 percent. Rule 12d1-3 of the IC Act allows funds relying on Section 12(d)(1) to charge sales loads greater than 1 1/2 percent provided that the aggregate sales load any investor pays (i.e., the combined distribution expenses of both the acquiring and acquired funds) does not exceed the limits on sales loads established by the FINRA for funds of funds.

Under Rule 12d1-1, a fund may to enter into “cash sweep” arrangements in which a Fund invests all or a portion of its available cash in a money market fund rather than directly in short term instruments. The rule provides exemptions from Sections 12(d)(1) and 17(a) of the Act, as well as Rule 17d-1, to permit funds to invest in unaffiliated and affiliated money market funds. The rule, however, precludes the acquiring fund from paying a sales load, distribution fee, or service fee on acquired Fund shares, or if it does, requiring the acquiring Fund’s investment adviser to waive a sufficient amount of its advisory fee to offset the cost of the load or distribution fees.

Procedure:

For investment companies to which EAM advises, EAM will monitor the investments in other investment companies on a pre-trade basis employing the capabilities of the Charles River order management system.

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Illiquid and Restricted Securities

Background:

A Fund may not invest more than 15% of its net assets in illiquid securities.

An “illiquid security” is a security which cannot be disposed of within 7 days in the ordinary course of business at approximately the value at which such security is valued on the books of the Fund. In performing this analysis, the test is based upon the sale of individual securities and does not presume that the entire holding must be capable of being sold within the seven day period.

Illiquid securities include, but are not limited to, repurchase agreements with remaining maturities of more than 7 days, non-negotiable time deposits with remaining maturities of more than 7 days, restricted securities (i.e. securities subject to restrictions on resale) and other securities which are not readily marketable.

Restricted securities are deemed illiquid, but Rule 144A Securities and Section 4(2) Commercial Paper are considered to be liquid so long as they meet the guidelines established by the Fund’s Board of Trustees.

A Fund’s compliance with the limitations on illiquid securities is determined on a continuing basis and not just at the time of purchase. In the event a Fund’s illiquid securities exceed 15% as a result of changes in market value of securities after the illiquid securities were acquired, the Fund should act promptly to remedy the situation but is not required to dispose of portfolio holdings immediately if the Fund would suffer losses as a result.

In the case of an adviser purchasing illiquid securities of international issuers, the adviser should consider the settlement date of such securities as well as the liquidity date in order to ensure that the mutual fund complies with the requirement that it meets shareholders’ redemption requests within 7 business days. A recommended practice is to limit a Fund’s investment in countries where securities have delayed settlement to no more than 25% of the Fund’s assets.

Policy:

EAM will not purchase securities for the Funds which at the time of purchase are determined to be illiquid securities.

Procedures:

Monthly, EAM will review all securities to determine if any have become illiquid and will report any illiquid securities holdings of a Fund in accordance with the Fund’s policies. EAM will complete any reporting form, if any, distributed by the Fund’s service providers to comply with this requirement.

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Fund Pricing

Background:

The IC Act imposes certain requirements relating to the pricing of redeemable securities offered by Funds, and the requirements for paying redemption requests. The sale or redemption of Fund shares must be effected at the current net asset value (“NAV”) next computed after receipt of an order to purchase or sell. NAV is determined by taking the current market value of total assets, subtracting any liabilities, and dividing that amount by the total number of shares owned by shareholders. Accordingly, Section 2(a)(41) of the IC Act and Rule 2a-4 require that securities for which market quotations are not readily available be valued at “fair value as determined in good faith by the board of directors of the registered investment company.”

When readily available market quotations on portfolio securities are not available, the Funds must employ fair value methodologies to calculate NAV. The SEC has emphasized that a board cannot use a single or automatic standard to determine “fair value in good faith.” Rather, fair value depends upon the facts and circumstances with respect to each security

Policy:

In general, a Fund’s accounting agent is charged with valuing each Fund’s securities for which market quotations are readily available in accordance with these Pricing Procedures and calculating the net asset value of each Fund on a daily basis. EAM may oversee the portfolio valuation process by periodically reviewing the pricing of each Fund’s portfolio holdings for “reasonableness.” EAM generally will not rely on the accounting agent’s review for determining the accuracy of market quotes of securities exceeding established thresholds, as EAM’s review is independent of the accounting agent’s review. If under the Fund’s adopted Pricing Procedures it is determined that market quotations are not available, or are believed to be unreliable (due to a significant event or otherwise), such security will be valued in accordance with the Fund’s Fair Valuation Procedures.

Portfolio Holdings

Background:

Unless a security or investment practice is described in the Prospectus or the Statement of Additional Information, an adviser should assume that it is not an authorized investment or practice for a Fund.

Additionally, an adviser has a fiduciary duty to protect the confidentiality of a Fund’s portfolio holdings, when disclosure is not in accordance with regulatory requirements or to provide services to the Fund.

Disclosure of Portfolio Holdings:

Policy:

As a matter of policy, EAM does not disclose the portfolio holdings for any of the Funds other than in accordance with the policies and disclosures of the Fund. EAM abides by the Funds’ policy to protect the confidentiality of Fund holdings and prevent the selective disclosure of information about the Funds’ portfolio holdings that is otherwise not publicly available, unless in accordance with the policy.

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Procedures:

EAM will not disclose the portfolio holdings of the Fund unless in accordance with the Funds’ policies.

Advertisements Related to a Fund

Background:

Like most issuers of securities, when a Fund offers its shares to the public, its promotional efforts become subject to the advertising restrictions of the Securities Act of 1933. Accordingly, an advertisement is considered a "statutory prospectus" which is intended to be the primary selling document. These advertising restrictions create unique complications for mutual funds as the restrictions apply continuously because the offering process is on-going. The marketing efforts of a mutual fund are primarily handled by the Fund's distributor since the advertisements must be reviewed and approved by the Financial Industry Regulatory Authority (“FINRA”).

The IC Act, as well as the Securities Act, regulates the content and scope of advertisements for a Fund, with particular attention on performance advertising.

Policy:

EAM will not generate or distribute marketing materials discussing the Funds unless such materials have been submitted to the Fund’s distributor to for review and approval.

Procedures:

As a matter of policy, EAM will not create advertisements for Funds. If EAM should create advertisements for the Funds in the future, it will submit all such advertisements to the Fund’s distributor for review and approval prior to the use of any such material.

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Maintaining Client Relationships

Client Complaints

EAM’s policy, as a fiduciary to its clients, requires a prompt, complete, and fair investigation of a client complaint. Client complaints will be resolved in a prompt and fair manner and be properly documented.

A client communication shall be deemed to be a complaint if it is a request by a client for corrective action or any written statement of a client or person representing a client alleging a grievance related to the management of the client's account that involves EAM or any of its Supervised Persons.

In the event that any Supervised Person receives a complaint from a client that Supervised Person will immediately forward a copy of the complaint to the CCO. The Supervised Person will be responsible for drafting the response to the compliant and sending it to the CCO for review prior to sending it to the client.

Responses to written complaints from clients will be in writing and resolutions of a written client complaint will be in writing. Documentation of a written client complaint, including but not limited to the original written complaint and written responses and documentation of the resolution of the complaint will be filed in the firm’s client complaint file, maintained by the CCO. Additionally, a copy of these records may also be maintained in the client file.

Advisory Contracts

EAM’s policy is to enter into a written investment advisory agreement with each client. EAM’s agreements will include important disclosures and terms of the client relationship, meet all appropriate regulatory requirements, contain a non-assignment clause, and not contain “hedge clauses.”

The CCO will ensure that provisions of the agreements remain in compliance with the federal and state securities laws. The CCO or his designee will review the agreement annually and with any new regulation, rule, or policy affecting EAM. In the event changes are mandated, the CCO will promptly amend the agreements.

EAM may enter into “most favored nation” arrangements with certain clients. Not all clients will be offered this arrangement and EAM has sole discretion over which clients it will offer this arrangement to. Supervised Persons must obtain approval from the CCO and COO prior to negotiating fees with a client and/or entering into a “most favored nation” arrangement with a client.

New Client Policy

EAM’s policy is to collect all necessary and required information from clients, deliver all required disclosures to new clients, and have an orderly process for establishing new client and account relationships.

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For every new client, the CCO will do the following:

■	Assist the client with the preparation of written investment guidelines;

■	Deliver the firm’s privacy policy (not required for institutional clients) and Part 2 of Form ADV and obtain the client’s written acknowledgement of receipt of these documents as evidenced by their signature on the Investment Advisory Agreement;

■	Obtain the executed Investment Advisory Agreement;

■	Obtain completed custodial account forms;

■	Obtain, as necessary, documents required under the firm’s Anti-Money Laundering program (see below);

■	For ERISA accounts, EAM will request, at minimum, a copy of the investment powers section of the trust or plan document and obtain a copy of any written investment guidelines; and

■	For trust accounts, EAM will request a copy of appropriate sections of the trust document, including the identification of trustees, successor trustees, beneficiaries, investment powers, signatures and any amendments.

The CCO or designee is responsible for setting up the account, establishing of the client file, and initiating the new client checklist. The new client checklist will help to ensure that requirements of these P&P are met with respect to new clients and accounts.

Privacy Policy

EAM’s policy is to comply with applicable state and federal regulations with respect to the protection of the nonpublic personal information of its clients.

In the course of regular business activity, clients provide personal information about themselves. EAM respects and protects each client’s right to privacy. Supervised Persons must safeguard the privacy of client information. No Supervised Person may disclose nonpublic personal information about clients to any third party, including affiliates, except as required or permitted by law and to carry out the services provided to those clients. Any violation of this policy will be reported to the CCO immediately. In addition, Supervised Persons must make every effort to help ensure that reasonable steps are taken to protect against unauthorized access to or use of client information after its disposal.

In accordance with State and Federal laws, EAM has adopted a written privacy notice and policies and procedures to ensure the protection of nonpublic client information. EAM privacy notice is also outlined in the firm’s Part 2 of Form ADV.

Supervised Persons will adhere to the following procedures to safeguard the privacy of such information:

■	No client information will be given out to any non-affiliated third parties without the express written consent of the client, except to vendors utilized to provide EAM’s services to its clients.

■	Agreements with vendors providing EAM’s services to clients must contain clauses that limit the vendor’s use of client nonpublic information for providing contracted services to client.

■	Client information that is maintained on computer software programs used by EAM will be protected either with passwords to unlock access to the machines or the particular programs. Access will only be provided to those persons with a “need to know.” All computers are password protected and users are automatically logged out after a few minutes of inactivity.

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■	Printed client information for individual clients (copies of account applications, management contracts, etc.) will be filed in appropriately designated folders, which are kept in a secured filing area that will remain locked when not in use.

■	The doors to the EAM offices will be kept locked when the office is not in use.

■	Discarded paperwork containing client nonpublic information will be shredded.

■	Supervised Persons must adopt a clean desk policy for any files they are working on.

■	Supervised Persons must ensure that client files are either returned to the secured filing area or stored in a desk drawer or cabinet overnight.

■	Client information maintained electronically will be completely erased prior to selling, transferring and/or disposing of the computer or electronic media containing such information.

EAM will deliver its written privacy notice to each new client, with the exception of institutional clients (e.g. pension plans), no later than at the time the client signs EAM’s Investment Advisory Agreement. Furthermore, the CCO or his designee will be responsible for sending to each client at least annually, a copy of the firm’s privacy notice (excluding institutional clients). The CCO or his designee will maintain proof of mailing in a designated file as part of the firm’s books and records. The CCO and Chief Executive Officer will review the firm’s privacy notice, policies and procedures at least annually to ensure that the notice remains current and accurate. If changes are made to the privacy notice, the CCO or his designee will be responsible for promptly sending a copy of the new notice to each client. The CCO or his designee will maintain proof of mailing in a designated file as part of the firm’s books and records.

Custody

EAM’s policy requires that all client funds or securities are safeguarded and that clients receive independent statements of their assets, at least quarterly, from third party qualified custodians. EAM may be deemed to have custody of client assets of separate accounts if they have the ability to automatically deduct their advisory fees from client’s accounts. If EAM is deemed to have custody, EAM will follow the requirements under the Commission’s Custody Rule 206(4)-2, as amended.

Definition of Custody

An adviser has custody:

■	When it has any possession or control of client funds or securities;

■	If it has the authority to withdraw funds or securities from a client’s account; or

■	If it acts in any capacity that gives it legal ownership of the client’s assets or access to those assets.

Inadvertent receipt by EAM of client assets (cash or securities), as long as they are returned to the sender within three business days of receipt or, in the case of checks made payable to the custodian, forwarded directly to the account’s custodian, does not constitute “having custody.”

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Definition of Qualified Custodians

A qualified custodian must be one of the following:

■	A bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act;

■	A broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934, holding the client assets in customer accounts;

■	A futures commission merchant registered under Section 4f(a) of the Commodity Exchange Act, holding the client assets in customer accounts, but only with respect to clients' funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; or

■	A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients' assets in customer accounts segregated from its proprietary assets.

Inadvertent Receipt

EAM will not be deemed to have custody of client funds and securities that it receives inadvertently, provided certain facts and policies are met. In the event that any Supervised Person of EAM inadvertently receives certain funds or securities from third-parties that were meant for the client, EAM will first determine that it meets the following provisions:

■	EAM has no control over the third-party;

■	EAM has not directly or indirectly caused the third-party to deliver client assets to them; and

■	EAM has, in good faith, used its reasonable best efforts to cause the third-party to deliver client assets to the client(s) or a qualified custodian, as defined under the Custody Rule, at which EAM maintains the client’s assets and despite such efforts, the third-party continues to deliver client assets to EAM without regard to EAM’s instructions to address and send such client assets to the relevant client or a qualified custodian.

If the above provisions are met, EAM will observe the following procedures:

■	EAM will promptly identify any client assets inadvertently received;

■	EAM will promptly identify the client (or former client) to whom such client assets are attributable;

■	EAM will promptly forward the client assets to the client (or former client) or a qualified custodian, but in no event later than five business days following EAM’s receipt of such assets;

■	EAM will promptly return to the appropriate third-party any inadvertently received client assets that are not forwarded to the client (or former client) or a qualified custodian, but in no event later than five business days following receipt of such assets;

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■	EAM will maintain and preserve appropriate records of all client assets inadvertently received, including a written explanation of whether (and, if so, when) the client assets were forwarded to the client (or former client) or a qualified custodian, or returned to third-parties;

■	EAM will not impose any additional charges to any party for the forwarding of these items; and

■	EAM will send (and maintain a copy for its records) a letter to any third-party that sends it funds or securities stating that any future mailings should be sent directly to the client.

In the event that EAM inadvertently receives certain funds or securities from a client, EAM will observe the following policies and procedures:

■	Notify the CCO immediately;

■	In the event EAM inadvertently receives client funds or securities from the client, the items will be returned to the client as soon as possible, but no later than three (3) business days after receipt.

Client Account Policy

While EAM may assist, client custodial accounts are required to be opened by the client, in the name of the client, with a qualified custodian of the client’s choosing and acceptable to EAM. In some cases, EAM may recommend a qualified custodian to a client. Each client, or their designated legal representative, must receive statements directly from the qualified custodian, at least quarterly, which must: 1) include the name and address of the custodian, 2) include the name and account number under which the assets are held, 3) include the amount of funds and each security in the account at the end of each period, and 4) reflect all transactions in the account during the covered period and all paid fees.

Client Reporting

EAM’s policy is that all portfolio reports provided to clients must reflect accurately the value of the assets managed and that advisory fees will be based on accurate values.

General

EAM uses the services of a back-office service provider to:

■	download daily securities prices from pricing services and value client securities;

■	download daily client transactions and holdings from custodians;

■	reconcile accounts daily.

It is EAM’s policy to periodically review the policies and procedures of the service provider to satisfy itself of the service provider’s discharge of its services.

Pricing/Valuation

EAMs policy is to ensure that appropriate valuation methods are used to price securities in the portfolios of clients. EAM generally purchases securities with readily available market prices for its clients and the service provider will typically use market quotations to value client securities if market quotations are readily available. Otherwise, securities and assets in a client’s account are valued at “fair value,” which is determined in good faith by EAM.

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All securities are reviewed by the Pricing Committee at the end of the month for quality of price. In the event a security is not priced by the service provider or the Pricing Committee believes that the service price does not adequately represent the investment value, EAM may obtain a price from the financial institution maintaining the client’s account, which is acceptable as an alternative to the service price.

In the event the Pricing Committee believes the financial institution price does not adequately represent investment value, the Pricing Committee will price the security using the best information available at that time. The Pricing Committee will document the reasoning and sourcing of information used to determine the price of any overrides or securities priced at “fair value.”

Fees

EAM’s policy is to disclose the firm’s maximum fee schedule to clients and prospective clients in Part 2 of Form ADV and to record the client’s specific fee, including any agreed-upon fee concessions, in the Investment Advisory Agreement.

EAM’s management fees are based on a percentage of assets under management and may include a performance-based incentive fee. The maximum annual fee charged is different for each of the six investment styles offered. EAM reserves the right to negotiate fees with clients, and may charge lower fees than the maximum fee described in Part 2 of Form ADV. EAM may also enter into “most favored nation” arrangements with certain clients. Not all clients will be offered this arrangement and EAM has sole discretion over which clients it will offer this arrangement to. Supervised Persons must obtain approval from the CCO and CEO prior to negotiating fees with a client and/or entering into a “most favored nation” arrangement with a client.

Billing

The COO or his designee will adhere to the following procedures:

■	Ensure the that pricing committee has reviewed all month-end security prices;

■	Ensure that the service provider has priced and reconciled all client accounts;

■	Review fee calculations performed by the service provider to ensure accuracy prior to an invoice being sent to a client or the client’s account being debited, or;

■	Review fee calculations performed by the client to ensure accuracy;

■	Promptly resolve any discrepancies; and

■	Maintain all necessary records documenting the fees billed to clients.

Reports to Clients

In addition to EAM’s pricing, fee, and billing procedures, every portfolio manager will be responsible for reviewing his client’s quarterly reports prior to those reports being sent to the client.

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Books and Records

EAM’s policy is to maintain, in an appropriate and well-organized manner, the books and records required under the Advisers Act, the Investment Company Act and any applicable state or federal regulations as appropriate for the firm’s business. It is also the firm’s policy to retain, at an appropriate office of the adviser or service provider, for two years, and at least an additional three years in a readily accessible place, the appropriate and required records under the Advisers Act and Investment Company Act.

EAM maintains some records in paper format and other records in electronic format on digital media. For records stored electronically, the records will be arranged and indexed in a way that permits easy location, access, and retrieval of a particular record. The CCO or his designee will arrange to store separately from the original record a duplicate electronic copy of the record. Access to the records are limited to authorized persons of EAM, and EAM has taken steps to maintain and preserve the records so as to reasonably safeguard them from loss, alteration, or destruction, as previously discussed under the section titled Privacy Policy.

EAM will be able to provide a legible true and complete copy of the record (including reproduction of a non-electronic original record) in the medium and format in which it is stored; a legible true and complete printout of the record; and means to access, view and print the records.

Following is a table of the books and records EAM is required to keep under Rule 204-2 of the Advisers Act, and Rules 31a-1(b) and 17J-1(f)(1) under the Investment Company Act and the designated person responsible for the maintenance of those records.

	Required Documents	Period of Retention
A	Corporate and Financial Records
	1. Formation documents (including Adviser’s certificate of formations, and any amendments thereto)	3 years after termination of the enterprise
	2. Minute books	3 years after termination of the enterprise
	3. Stock certificate books	3 years after termination of the enterprise
	4. Journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger	5 years[1]
	5. General and auxiliary ledgers reflecting assets, liabilities, reserve, capital, income and expense accounts	5 years
	6. Check books, bank statements, canceled checks, and cash reconciliations of the Firm	5 years

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	7. Bills and statements (or copies thereof), paid or unpaid, relating to the business of Adviser	5 years
	8. Trial balances, financial statements, and internal audit working papers relating to Adviser	5 years
	9. All business contracts related to the operation of Adviser, including for example (a) employment contracts; (b) property leases; and (c) contracts with pricing services and other service providers	5 years
B	Regulatory Registration & Reporting
	10. Form ADV, including all amendments	Permanently
	11. Adviser’s organizational chart and personnel directory	Permanently on a current basis

12.    Schedule or chart of all affiliated entities

13.    List of all prior, present, or potential litigation in which Adviser or its officers, directors, or Covered Persons that may have a material effect on Adviser or otherwise trigger disclosure obligations

Permanently on a current basis
Permanently
	14. Documents evidencing registration status of Adviser with the SEC	Permanently
	15. Reports required to be filed under the Securities Act of 1933	Permanently
	16. List of all of Adviser’s “investment adviser representatives,” if any, and the states in which these persons have a “place of business,” as defined in Rule 203A-3(b)	Permanently
	17. Copies of all state filings made on behalf of investment advisory representatives, if any, as well as copies of all state licenses obtained by investment advisor representatives, if any	Permanently
	18. Copies of any filings required to be made with any offshore regulatory authorities	Permanently

Exchange Act Reports. To the extend not available through EDGAR, reports required to be filed under the Exchange Act, including, if applicable:

(a) Schedules 13D and 13G (where the adviser owns more than 5% of an issuer's securities).

(b) Forms SH (for advisers who filed, or were required to file, a Form 13F for the calendar quarter, and effected a short sale in a Section 13(f) security).

(c) Forms 13H, Related Large Trader ID and Record of Executing Broker-Delaer Disclosure (for advisers who fall within the definition of a "large trader"). (d) Forms 3, 4 and 5 pursuant to Section 16 (where adviser is required to report securities holdings by virtue of being a "statutory insider" or beneficial owner of more than 10 % of a class of an issuer's registered equity securities)

5 Years
C	Advertising

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19. Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, or other communications that the Firm circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with Adviser)	5 years after the end of the fiscal year when last used
20. Separate memoranda indicating the reasons for a recommendation if a notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation	5 years after the end of the fiscal year when last used

21.  Performance Information

All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes to 10 or more persons (other than persons connected with Adviser).

5 years after the end of the fiscal year when last used

With respect to the performance of client accounts, Adviser may limit its retention to (1) all account statements, as long as they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and (2) all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts. Adviser also should consider retaining any custodial or brokerage statements that confirm the accuracy of both account statements and other internally generated documents, as well as any reports prepared by an independent auditor that verify performance.	5 years after the end of the fiscal year when last used
22. Solicitation Records (to be retained if Adviser pays cash to any Covered Person, principal or third party in return for client referrals):	5 years (after client relationship is terminated)
Written agreements with solicitors establishing the solicitation arrangement	5 years (after client relationship is terminated)
Copies of separate written disclosure statements prepared by third-party solicitors and delivered to clients	5 years (after client relationship is terminated)
Copies of each signed and dated client acknowledgement of receipt of Adviser’s written disclosure statement (i.e., Adviser’s Brochure) and the solicitor’s written disclosure statement if referred by a third-party solicitor	5 years (after client relationship is terminated)
Copies of any due-diligence questionnaires completed by third-party solicitors relating to past conduct that might disqualify the person from acting as a solicitor	5 years (after client relationship is terminated)

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	List of clients obtained through a solicitor, with a cross reference identifying the solicitor	5 years (after client relationship is terminated)
	Any due diligence records relating to Adviser's efforts to ascertain whether third-party solicitors have complied with the written solicitation agreements	5 years (after client relationship is terminated)
D	Client Files
	23. Investment advisory agreements	5 years
	24. Fee schedules (if not included in the investment advisory agreements)	5 years
	25. Client investment objectives (if not included in the investment advisory agreements)	5 years
	26. Each version of any offering memoranda, Prospectus, Statement of Additional Information used for any Fund	6 years
	27. All account application agreements with clients	5 years
	28. List or other record of all accounts in which Adviser is vested with any discretionary power with respect to the funds, securities, or transactions of any client	5 years
	29. Powers of Attorney and other evidences of the granting of any discretionary authority to Adviser	5 years
	30. Any other written agreements with clients	5 years

31.    Written Communications

Originals of all written communications received and sent by Adviser – whether in hardcopy or electronic version (including e-mails) – relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security

5 years
These documents include, among others (i) account statements sent to clients; (ii) trade confirmations; (iii) fee statements; (iv) notices to custodians; (v) principal and agency transaction notices; and (vi) letters describing directed-brokerage arrangements; as well as arguably (i) sales and marketing materials and (ii) privacy and opt-out notices delivered to clients and potential clients pursuant to Regulation S-P.

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Adviser is not required to keep (i) any unsolicited market letters and other similar communications of general public distribution not prepared by or for Adviser; or (ii) a record of the names and addresses to whom Adviser sent any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons (except that if such notice, circular or advertisement is distributed to persons named on any list, Adviser shall retain with the copy of the notice, circular or advertisement a memorandum describing the list and its source).	5 years
32. Client complaint file (including any client complaints and responses thereto)
33. A copy of each Part II of Form ADV (or Brochure), and each amendment or revision to the document, given or sent to any client or prospective client of Adviser in accordance with Rule 204-3, along with a record of the date that each Part II of Form ADV, and each amendment and revision thereof, was given to any client or prospective client who subsequently became a client	5 years
34. Custody records
Journals or other records showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for client accounts and all other debits and credits to such accounts	5 years
Separate ledger accounts for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits	5 years
Copies of confirmations of all transactions effected by or for the account of any client	5 years
Records for each security in which any client has a position, which must show the name of the client having any interest in such security, the amount or interest of such client, and the location of each such security	5 years
List of all qualified custodians used for each client’s assets	Current

35.    Proxy voting records

Copies of written policies and procedures reasonably designed to ensure that Adviser votes client securities in the best interest of the clients

Copies of each proxy statement that Adviser receives regarding client securities

A record of each vote cast by Adviser on behalf of a client

Copies of any document created by Adviser that was material to making a decision on how to vote proxies on behalf of a client or that memorializes the basis for the decision

Copies of each written client request for information on how Adviser voted proxies on behalf of the client’s account, and a copy of any written response by Adviser to any (written or oral) client request for information on how Adviser voted proxies on behalf of the client’s account

5 years

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	Private Fund Disciplinary Questionnaires and Certifications. Copies of any disciplinary questionnaires from employees and any questionnaires or certifications from 20% (or greater) investors or any third parties engaged in the sales process that allow the adviser to demonstrate "reasonable care" that such persons engaged in marketing of any private fund have not committed any prohibited "bad acts".	5 Years
E	Order & Trade Tickets
36. Trade orders
☐ Memoranda of (1) each trade order given by Adviser for the purchase and sale of any security; (2) any instruction received by Adviser concerning the purchase, sale, receipt, or delivery of a particular security; and (3) any modification or cancellation of any such order or instruction
	Each memorandum must (1) show the terms and conditions of the order, instruction, modification, or cancellation; (2) identify the person connected with Adviser who recommended the transaction to the client and the person who placed such order; (3) show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed where appropriate; and (4) designate whether any such orders were entered pursuant discretionary authority	5 Years
☐ Any other written communications – whether in hardcopy or electronic version (including e-mails) – relating to trade orders, to the extent not covered in Section D.9 of this chart
37. Fund Trades:
Every investment adviser not a majority-owned subsidiary of a registered investment company shall maintain such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record such person’s transactions with such registered investment company.
	A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record must include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record must indicate the name of the person who placed the order on behalf of the investment company.	6 years
☐ A record of all other portfolio purchases or sales showing details comparable to those prescribed in the paragraph 1 above.

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A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notice without penalty or cost of any kind), containing, at least, an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

o       A record for each fiscal quarter, which shall be completed within ten days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record must indicate the consideration given to (i) sales of shares of the investment company by brokers or dealers, (ii) the supplying of services or benefits by brokers or dealers to the investment company, its investment adviser or principal underwriter or any persons affiliated therewith, and (iii) any other considerations other than the technical qualifications of the brokers and dealers as such. The record must show the nature of the services or benefits made available, and describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

☐ the record must also include the identities of the persons responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

☐     A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participated in the authorization. There shall be retained as part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. Such records must be maintained in the absence of minutes of advisory board

38. Research reports and other materials received from any source (including Adviser) if used in the process of making recommendations (excluding unsolicited market letters and other similar communications of general public distribution not prepared by or for Adviser)	5 years
39. For “best execution,” documents sufficient to demonstrate the periodic and systematic evaluation of the quality and cost of services received from broker-dealers who execute Adviser’s trades, such as minutes of any best execution committees, information received and evaluated, conclusions reached and decisions made, and determinations that practices are consistent with disclosures in Adviser’s Form ADV	5 years

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40. For any soft dollar arrangements:
	Copies of any written agreements with broker-dealers relating to soft dollar arrangements	5 years
	Records of the basis for allocations of mixed-use products and services between hard and soft-dollar components	5 years
	List of all products and services received from broker-dealers	5 years

41.    For any aggregated trade orders, an “allocation statements” for each aggregated order, particularly when Adviser or any of Adviser’s principals or Covered Persons participate in the aggregated order (and a written statement explaining any deviations therefrom.) The allocation statement should specify the accounts participating in the aggregated order and indicate how Adviser intends to allocate securities among the accounts. Once completed, the allocation statement should be attached to the corresponding trade ticket.

42.    Records obtained or generated that support the value assigned to any security held by a client, particularly for illiquid securities that are not reported or quoted on an exchange

5 years 5 years
	43. Because each client receives “investment supervisory or management services”:	5 years
	A record for each client showing the securities purchased and sold, and the date, amount and price of each such purchase and sale	Current
A record for each security in which a client has a current position setting forth the name of each client and the current amount or interest of such client
	Private Fund Records and Reports. A copy of the records and reports of any "private fund" to which the adviser provides investment advise.	5 Years
F	Code of Ethics
	44. A copy of Adviser’s code of ethics	Each version maintained for 5 years
	45. A record of every violation of the code of ethics and any action taken as a result of the violation	5 years
	46. A record of all written acknowledgments of each access person’s receipt of the code of ethics and any amendment thereto	5 years

47.    A record of each “access person’s” initial and annual securities holdings.

Each record must contain (i) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which an access person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (iii) the date the access person submits the report.

	48. A quarterly securities transaction report from each “access person” disclosing each transaction in a reportable security.	5 years

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Reports must contain (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date the access persons submitted the report.	5 years
49. A record of the names of persons who are currently, or within the past five years were, “access persons” of Adviser.
50. A record of any decision, and the reasons supporting the decision, to approve the acquisition of IPOs or private placements by “access persons”	5 years
51. Copies of Adviser’s insider trading policies and procedures reasonably designed to prevent the misuse of material nonpublic information by Adviser or any person associated with Adviser in violation of the Advisers Act or Exchange Act, or the rules or regulations thereunder	Permanently
52. Copies of Adviser’s Compliance Manual, which contains Adviser’s compliance policies and procedures reasonably designed to prevent violations by Adviser and its supervised persons of the Advisers Act and the rules thereunder	Each version maintained for 5 years
53. Registered investment advisers that have government clients, or that provide investment advisory services to a covered investment pool in which a government entity investor invests, are required to make and keep certain records that will allow the SEC to examine for compliance with rule 206(4)-5. The adviser is required to make and keep records of contributions made by the adviser and covered associates to government officials (including candidates), and of payments to state or local political parties and PACS. The records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to rule 206(4)-5’s exception for certain returned contributions.	5 years
54. An adviser that has government clients must make and keep a list of its covered associates, and the government entities to which the adviser has provided advisory services in the past five years.	5 years
55. An adviser to covered investment pools (as defined in rule 206(4)-5 must make and keep a list of government entities that invest, or have invested in the past five years, in a covered investment pool, including any government entity that selects a covered investment pool to be an option of a plan or program of a government entity, such as a 529, 457 or 403(b) plan.	5 years
56. An investment adviser, regardless of whether it currently has a government client, must also keep a list of the names and business addresses of each regulated person to whom the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.	5 years
57. Any records documenting Adviser’s annual review of its compliance policies and procedures	5 years

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58. Annual compliance certifications by Covered Persons attesting to the fact that they have read and are in compliance with Adviser’s policies and procedures contained in the Compliance Manual	5 years
59. Employment Records (including the dates of employment, the addresses, social security number and disciplinary history for each Covered Person, officer and director)	Permanently, on a current basis
60. Copies of all correspondence with the SEC, including no-action letters, exemptive orders or past deficiency letters	Permanently
61. Copies of all state correspondence	Permanently
62. Copies of all correspondence with self-regulatory organizations	Permanently
63. Copies of all correspondence with any offshore regulatory authority	Permanently
64. Copies of Adviser’s business continuity and disaster recovery plans	Permanently

[1] Most books and records must be maintain and preserved in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record. During the first (2) years, these books and records must be kept in an appropriate office of the Firm.

[2] Where “Internal Controls” is cited as the legal basis for a recordkeeping requirement, no actual requirement is established under the Advisers Act or the rules thereunder to maintain the record. These types of records, however, would most likely be retained by Adviser in order to run its business effectively or to monitor compliance with Advisers Act requirements.

Electronic Communications

EAM’s policy is to maintain all written communication as required by the books and records Rule 204-2 of the Advisers Act and the Investment Company Act. E-mail is considered written communication. EAM subscribes to the service of an electronic communications service provider. The provider captures and retains all electronic communication of the firm and provides the firm with the ability to monitor these communications. The CCO will ensure that the service provider retains and can provide these communications in compliance with federal and state regulations.

In order to comply with the rule, EAM requires all Supervised Persons to adhere to the following policies and procedures:

■	Supervised Persons will use the company e-mail service for client and business communication. The use of personal or outside e-mail providers for company communication is prohibited.

■	The use of instant messaging and other electronic communication, such as Blackberries, for company communication is only permitted where the communication can be captured and archived by the firm’s electronic communications provider. Supervised Persons will obtain approval from the CCO prior to using any instant messaging program for company communications.

■	Bloomberg instant messaging may be used as long as the instant messages are captured and stored.

■	Occasionally, incoming e-mail messages can be infected with computer viruses. Should any of these viruses pose a threat to the integrity of EAM’s computers and/or data, the e-mail is to be deleted and the CCO is to be notified immediately of the steps taken. If the e-mail was a communication from a client, all attempts will be made to obtain that message in another format.

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■	Supervised Persons will use care in the content of e-mails they create or send:

o	Supervised Persons should not use abbreviated formats of communication. People have a tendency to treat e-mail as an informal form of communication and say things they wouldn’t otherwise say in person or in a letter. This can have the unintended effect of a third-person, such as a regulator, taking an e-mail message out of context, potentially creating a problem where there wasn’t one.

o	Supervised Persons should use caution when forwarding messages. They should be mindful of the e-mail content, including the chain of forwarded/replied e-mails and attachments, so as to avoid violating the firm’s privacy policy or attorney-client privilege and disclosing trade secrets.

o	Supervised Persons should obtain consent from clients to send personal nonpublic information electronically if not responding to an electronic message.

o	When sending advertising or sales literature via e-mail, Supervised Persons must follow the same company procedures if they were sending a paper mailing.

o	Supervised Persons should limit sending and receiving of personal e-mails using company resources.

o	Supervised Persons will ensure that every e-mail includes the firm’s designated disclosure statement.

Supervised Persons are hereby informed that they should have no expectation of privacy and all written communication of EAM is captured, archived, and may be reviewed by the CCO, senior management, and regulators, and may be discoverable and disclosed in the event of litigation with the firm.

Anti-Money Laundering

As a Registered Investment Advisor EAM is not required to maintain an Anti-Money Laundering Program. EAM is, in accordance with applicable federal regulations, required to ensure they are not aiding money laundering or financing terrorist activities.

Policy Statement:

EAM will make reasonable inquiry to determine whether or not the sources of our clients’ funds are legitimate. Furthermore, we will not maintain or transact business for or with personal or commercial accounts held in the name(s) of individuals or organizations that the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) has listed as “Specially Designated Nationals and Blocked Persons” nor with any account in an embargoed country as determined by OFAC.

Procedures:

EAM has adopted the following procedures to ensure compliance with our AML policy. The CCO or his designee will be responsible to:

■	Compare new clients to the Office of Foreign Assets Control (OFAC) list prior to engagement.

■	Compare on at least a quarterly basis all current clients to the OFAC list.

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■	Acquire Identification Papers on all new individual clients.

■	Acquire Identification Papers of the beneficial owner(s) of a closely held (5 or few individuals whom own greater than 50%) legal entity which is a new client.

■	Report to an appropriate regulatory authority the suspicious activities, if any, of a client.

Identification Papers include either a copy of a passport or a copy of a driver’s license and social security card.

ERISA

EAM may act as a fiduciary for clients who are governed by the Employment Retirement Income Security Act (ERISA). As a fiduciary, as that term is defined under ERISA, EAM’s policy is to act solely in the interests of the plan participants and beneficiaries. EAM’s policies are to ensure ERISA bonding when required; and obtain written investment guidelines and/or policy statements, as appropriate.

Fiduciary Duty

EAM recognizes that for accounts covered by ERISA the firm is subject to the fiduciary responsibilities as defined by ERISA and acknowledges that duty to ERISA clients in the Investment Advisory Agreement.

Supervised Persons shall recognize that under ERISA, advisers are held to a stricter fiduciary duty than under the Advisers Act. ERISA advisers must exercise the Prudent Man Standard of Care, which means: a fiduciary shall discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and for the exclusive purpose of providing benefits to participants and their beneficiaries; and defraying reasonable expense of administering the plan; with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; by diversifying the investment of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with other provisions of ERISA.

As part of the new account opening process, the designated Supervised Person should request a copy of the investment guidelines section of the trust or plan documents. Investment guidelines will be followed as set forth in the trust or plan documents, as well as any guidelines agreed to in EAM’s Investment Advisory Agreement and any investment policy statement, insofar as they are prudent and consistent with ERISA.

Prohibited Transactions and Parties in Interest

ERISA also expressly prohibits a wide range of transactions between a plan and any person who provides services to the plan, commonly referred to as a “party in interest”. A “party in interest” is generally defined to include, among others (i) any fiduciary of a plan, (ii) any person providing services to a plan, (iii) any employer whose employees are covered by a plan, (iv) relatives of the foregoing persons, (v) employees, officers, directors and ten (10) percent or greater shareholders or partners of the foregoing persons, and (vi) entities directly or indirectly owned fifty (50) percent or more by: a service provider to the plan; a plan fiduciary; counsel or employees of the plan; the plan sponsor; and certain entities owning fifty (50) percent or more of the plan sponsor.

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In order to help ensure adherence to the above prohibitions of ERISA, the following policies and procedures must be followed:

■	EAM will not cause an ERISA plan client to engage in a transaction, if it is known or should be known by the portfolio managers or other employees of EAM that such transaction would constitute a direct or indirect:

o	Sale, exchange, or leasing, of any property between a plan and a party of interest;

o	Lending of money or other extension of credit between a plan and a party of interest;

o	Furnishing of goods, services, or facilities between a plan and a party in interest;

o	Transfer to, or use by or for the benefit of a party in interest, of any assets of a plan; or

o	Acquisition, on behalf of a plan, of any employer security or employer real property in violation of section 407(a) of ERISA.

■	EAM will also not permit a plan to hold any employer security or employer real property if the portfolio managers or other employees of EAM know or should know that holding such security or real property violates section 407(a) of ERISA.

■	EAM and its employees, as fiduciaries to an ERISA plan client, will not:

o	deal with the assets of the plan in his/her/its own interest or for any proprietary or employee account,

o	act in any capacity in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of the plan’s participants or beneficiaries, or

o	receive any consideration for his own personal account from any party dealing with a plan in connections with a transaction involving the assets of a plan.

EAM’s CCO is responsible for monitoring the firm’s compliance with ERISA.

Bonding

EAM’s policy is to ensure ERISA bonding, when required. The CCO or his designee shall periodically review the list of ERISA accounts for completeness and ensuring of bonding.

Advertising & Marketing

Statement of Policy

When using advertising and marketing materials with the public, EAM’s policy requires that advertising and marketing materials must be in compliance with the rules under Section 206(4)-1 of the Advisers Act and other applicable state or federal rules or laws. The materials must be accurate and not misleading, include all relevant information and not omit material information, and comply with internal guidelines and applicable regulatory rules.

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Regulatory Framework

The Advisers Act regulates the Adviser’s advertising practices and sets forth a general prohibition preventing the Adviser from, directly or indirectly, publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading.

An advertisement is defined to include any notice, circular, letter or other written communication addressed to more than one person or any notice or announcement in any publication or by radio or television that offers any analysis, report, or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities. This broad definition generally encompasses seminar and telephone scripts, any form letter and the written material in booklets used by advisers for presentations to prospective clients. The Adviser’s marketing materials and completion of third party questionnaires are all considered advertising and are subject to the rules and SEC no-action interpretations under the Advisers Act.

Special areas of concern in advertisements include: (i) testimonials of any kind; (ii) use of performance information, (iii) selective disclosure of recommendations or portfolio holdings, including past specific recommendations; (iv) the offer of a free service, report or analysis; (v) use of the term “investment counsel”; (vi) reference to any recommendation or approval by the SEC of the Adviser; and (vii) reference to any device, formula, chart or graph that may assist someone in making investment decisions. In addition, except in limited circumstances, all past performance must be presented net of all fees and expenses.

Prior to disseminating any advertising or marketing materials (including any form letter) to any clients or prospective clients and consultants, each employee is responsible for ensuring that any such materials have been approved for use as outlined below under Procedures.

Testimonials

A testimonial generally includes any statement by a former or present advisory customer endorsing the adviser or referring to the customer’s favorable investment experience with the adviser. Testimonials are prohibited, as they are likely to create a perception that all of the adviser’s customers will experience the same favorable results as those of the customer providing the testimony.

Performance Advertising

Performance based advertising is subject to extreme regulatory scrutiny designed to ensure adequate disclosure to prevent unwarranted, promissory, exaggerated, or misleading information being disseminated to customers or prospects. An important no-action letter was issued 10/28/86 (Clover Capital Management) in which the SEC provided advisers some guidelines as to what cannot be included in any performance data used in advertisements.

The Clover Capital Management, Inc., (“Clover”) no-action letters specifically provides a list of eleven practices which are deemed to be inappropriate under the advertising rule of the Advisers Act. This list is not exhaustive and it does not create a safe harbor for practices not included in this list.

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According to Clover, the anti-fraud provisions of Rule 206(4) l prohibit all advertisement that:

■	Fails to disclose the effect of material market or economic conditions on the results portrayed;

■	Includes model or actual results that do not reflect the deduction of advisory fees (see exemption below), brokerage or other commissions and any other expenses that a client would have paid or actually paid;

■	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

■	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

■	Compares the model or actual results to an index without disclosing all material facts relevant to the comparison;

■	Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed;

■	Fails to disclose prominently the limitations inherent in model results, particularly the fact that the results do not represent actual trading;

■	Fails to disclose, if applicable, that the conditions & objectives or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and the effect of the change on the results portrayed;

■	Fails to disclose, if applicable, that any of the securities contained in the model portfolio or the investment strategies followed with respect to the model portfolio do not relate or partially relate to the type of advisory services currently the adviser;

■	Fails to disclose, if applicable, that the adviser's clients had investment results materially different from the results portrayed in the model;

■	Fails to disclose, if applicable, that the results portrayed relate only to a select group of the adviser's clients, the basis on which the selection was made, and the effect of this practice on the results portrayed if material.

With regards to item two above, brokerage commissions and advisory fees must be deducted from performance data. However, custodial fees do not have to be deducted from performance data. That being said the use of gross performance numbers in a one-on-one presentation to prospective clients is permitted, provided that four conditions are met.

During the one-on-one presentation, the client must be presented with a written disclosure stating the following:

■	The performance figures do not reflect the deduction of investment advisory fees;

■	The client's return will be reduced by the advisory fees and any other expenses it may incur in the management of its advisory account;

■	The investment advisory fees are described in Part 2 of the adviser's Form ADV; and

■	A representative example (e.g., a table, chart, graph or narrative) which shows the effect an investment advisory fee, compounded over a period of years could have on the total value of a client's portfolio.

Published material that includes “gross” performance numbers should contain appropriate disclosures stating "For use in one on one presentation only." A one on one presentation, however, is intended to mean a confidential and private meeting between the adviser or a solicitor/third party consultant and a prospective client.

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Gross and Net of Fee Performance

An advertisement may contain both gross and net performance numbers provided that both sets of figures:

■	receive equal prominence;

■	are presented in a format that permits easy comparisons; and

■	be accompanied by sufficient disclosure such as a specific reference to the lack of inclusion of investment advisory fees and other expenses to prevent the numbers from being misleading.

Presenting Best Performing and Worst Performing Portfolio Holdings

On November 7, 2008, the SEC issued the TCW no-action letter which provides further guidance with regards to presenting past specific recommendations. In the no-action letter, the SEC has stated that they would not recommend enforcement action against an advisor under section 206(4) of the IA Act and rule 206(4)-1(a)(2).

To comply with the no-action letter, advisors must ensure for such presentation the following:

■	the performance calculation will take into account consistently the weighting of every holding in the representative account that contributed to the account’s performance during the measurement period, and that any charts will reflect consistently the results of the Calculation;

■	the information and number of holdings presented will be consistent from measurement period to measurement period;

■	that no fewer than ten Holdings, including an equal number of positive and negative Holdings are presented;

■	the presentation will disclose how to obtain:

o	the Calculation’s methodology; and

o	a list showing every holding’s contribution to the overall account’s performance during the Measurement Period;

■	the presentation will include all information necessary to ensure the presentation is not misleading, including presenting the best- and worst-performing Holdings on the same page with equal prominence, and with appropriate disclosure as discussed above, in close proximity to the performance information; and

■	will maintain, and have readily available as part of the advisor’s books and records retention policy, records that evidence:

o	the criteria used to select the specific securities listed in each Chart (i.e., the Calculation);

o	a list showing the contribution of each holding in the representative account to the overall account’s performance during the Measurement Period; and

o	all supporting data necessary to demonstrate the calculation of the Chart’s contribution analysis and to demonstrate the appropriateness of the Holdings included in each Chart.

Presenting “Top-10” Portfolio Holdings

When presenting the Top 10 Holdings, the following disclosures are required:

■	Holdings are subject to change

■	When listing the top 10 holdings of the portfolio, the Adviser will include:

o	the percentage of TOTAL assets the holdings represent, and/or

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o	The percentage of total assets EACH of the securities mentioned in the material represent.

Responsibility for Implementing this Policy

The CCO will be responsible for ensuring that EAM’s advertising and marketing material are consistent with EAM’s policies and applicable regulatory rules. Such material may include, but is not limited to, the firm’s web site, one-on-one presentation material, performance advertisements and disclosures, print advertisements, and quarterly letters. Prior to the use or distribution of any advertising and marketing material, the CCO will review and approve those documents for compliance with the above mentioned advertising policy. A copy of approved advertising materials will be maintained in appropriate files. No Supervised Person may use advertising/marketing material unless it has been reviewed and approved as required above.

The CCO may delegate (except to an individual who prepared such marketing material) in writing any of his or her responsibilities to review and approve marketing materials or advertisements under this policy to any person.

Procedures

The CCO shall monitor and ensure this policy is observed and amended or updated, as appropriate. The key elements of the procedures are summarized below:

■	All advertisements, promotional, or marketing materials should be reviewed and approved by the CCO prior to use.

■	The CCO or his designee should also review and approve all written communications prepared for either existing or prospective clients and consultants, including routine commentary and Requests for Proposals (“RFP”).

■	The CCO will maintain an electronic marketing approval log. The log will be in the form of email communications with the approved materials attached and the approval noted by the CCO or his designee. A copy of the approval email and attachments will be kept in a separate folder creating the time stamped approval log.

■	The CCO or his designee will maintain an “APPROVED MARKETING MATERIALS” folder (“AMM Folder”) on the firm O: drive, where only approved marketing materials shall be maintained.

■	Each employee is responsible for ensuring that the CCO has approved in writing (or by initialing or by its existence in the AMM Folder) any marketing material used. Any modification to marketing materials previously approved by the CCO should be resubmitted for approval as if new materials.

■	The CCO is responsible for maintaining copies of all advertising and marketing materials, including supporting documentation and/or schedules and all reviews and approvals.

■	The CCO will ensure all materials, including supporting documentation, are properly stored and backed-up so as to be in compliance with the applicable books and record regulations.

Marketing Private Funds

EAM takes its obligations under Regulation D very seriously, and has implemented policies and procedures designed to prevent any general solicitation or general advertising of the Private Funds to U.S. investors. This manual does not address all possible situations. Any questions regarding marketing of a Fund should be referred to the CCO.

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When the SEC is determining whether an offering has been conducted through some means of general advertising or solicitation, it focuses on whether the issuer (or another firm or person acting on behalf of the issuer) has established a relationship with the prospective investor that is both “substantive” and “pre-existing.” A “substantive” relationship may be established when the issuer is knowledgeable of the financial circumstances and/or sophistication of the prospective investor. A “pre-existing” relationship may be established when the issuer’s relationship with the prospective investor exists for some time period prior to soliciting that prospective investor to make an investment. EAM will make reasonable efforts to document the existence of a substantive and pre-existing relationship with all investors.

EAM will generally document the existence of a pre-existing and substantive relationship with all of its investors and document the eligibility of prospective investors to invest in the Funds recording evidence of such relationship.

Solicitors

Background:

Client Referral and Solicitation Arrangements – Affiliated Solicitors. Fee payments by the Firm for client referrals are subject to Rule 206(4)-3 under the Advisers Act. The rule requires that any such payments to an affiliated solicitor be made pursuant to a written agreement between the Firm and the soliciting person, that any affiliation with the Firm be disclosed at the time of the solicitation and that the solicitor not be disqualified for having violated securities or certain other laws. An affiliated solicitor must agree to perform its duties consistent with the Firm’s instructions and requirements under the Advisers Act.

Solicitation Arrangements – Unaffiliated Solicitors. Fee payments to an unaffiliated solicitor (i.e., a non-Supervised Person engaged contractually to solicit Investors for investment in the Funds) must be made pursuant to a written solicitation agreement with EAM and provide prospective clients with a separate disclosure document that describes the terms of the arrangement, including any compensation that the solicitor will receive and any differential or amounts that will be assessed against a fund as a result of a referral arrangement. Like affiliated solicitors, unaffiliated solicitors must agree to perform their duties consistent with the instructions of the Firm and requirements under the Advisers Act and must not be subject to any statutory disqualifications. Unaffiliated solicitors must also deliver to the potential Investors a copy of the Firm’s Form ADV Part 2 at the time of solicitation, together with a statement disclosing the solicitation relationship with the Firm, the amount the solicitor is being paid for solicitation and any impact on the level of fees to be paid.

Indirect Payments for Client Referrals. Payments for referrals involving third party vendors, Internet website links, newsletters or issuers also may be subject to the rule and related disclosures. Contracts with such third parties may also contain indirect referral fee compensation.

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Policy:

EAM’s policy is that solicitor or referral fee arrangements will be in compliance with Rule 206(4)-3 of the Advisers Act and other applicable state or federal rules or laws. EAM employs in-house solicitors that are eligible for the Firm’s Marketing Sales Bonus Pool.

Social Media Policies

Background

Social media sites use a variety of technologies to transform traditional two-party communications into an interactive, multi-party dialogue where all users may actively create content. As investment advisers and their representatives and solicitors increase their use of social media to communicate with existing and potential clients, registered investment advisers must identify the conflicts and other compliance factors that might create risk exposure for the adviser and its clients, in light of the firm’s particular operations and these new forms of communication.

Communications through social media sites are subject to the same securities laws and regulations as other written communications, including anti-fraud provisions, advertising rules, compliance provisions, and recordkeeping rules. Further, the Commission has noted that employees acting as representatives of investment advisers on internet sites cannot avoid the antifraud rules by purporting to speak in their individual capacity.

Policies

■	EAM’s social media presence will generally be limited to the firm’s website, a firm Twitter account, and the firm’s official LinkedIn Page and Supervised Persons’ LinkedIn pages.

■	Information provided through the firm’s social media presence will generally provide biographical information and market commentary and education. Taken individually or as a whole, EAM’s social media presence must comply with all applicable marketing rules and antifraud rules governing the activities of investment advisers under Rule 206(4)-1 of the Investment Advisers Act.

■	EAM generally prohibits the use of EAM’s name or any reference to our business activities on Supervised Persons’ personal social networking accounts (e.g., Facebook). The exception being any professional or business websites (e.g., LinkedIn).

■	EAM does not permit the posting or solicitation of compensated testimonials or endorsements.

■	Supervised Persons are prohibited from making posts that are false or misleading; misrepresent the Supervised Person’s or EAM’s skills and expertise; are discriminatory or harassing in nature; divulge nonpublic private information of the firm, any of the firm’s clients or employees or violate privacy rights of other people; are defamatory; or would embarrass or disparage our firm. None of the above is intended to take away or restrict any rights employees may have under federal or state law.

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Procedures and Responsible Party

o	EAM’s Supervised Persons may post to the firm’s approved social media sites the following: white papers, market commentary, or other comments on any research that does not specifically advertise the firm or any of its products.

o	Any information which would be considered an “Advertisement” under Rule 206(4)-1 must be reviewed and approved by the CCO or his designee, prior to publishing or posting. In the absence of doubt, any information which presents performance of an EAM composite, strategy or account, is considered an Advertisement.

o	The CCO or his designee, will review in arears, all postings on the firm’s social media pages for compliance with the firm’s regulatory requirements and the firm’s policies on a monthly basis.

o	The CCO or his designee will periodically review the social media activity of Supervised Persons and solicitors.

o	EAM’s policy is to provide annual social media training and have Supervised Persons periodically certify to their understanding and compliance with these social media policies and procedures and provide a listing of social media and networking sites on which they maintain an active account.

Political Contributions

Background

Rule 206(4)-5 of the Advisers Act prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser (or a Covered Associate) makes a contribution to certain elected officials or candidates. The Rule applies both to soliciting direct advisory clients and to obtaining investors for a pooled investment. It is unlawful for an investment adviser to:

■	Receive compensation for investment advisory services provided to a government entity within two years after a contribution to an official of the government entity is made by the investment adviser or any Covered Associate, as defined below, of the investment adviser (including a person who becomes a Covered Associate within two year after the contribution is made); or

■	Make payment directly or indirectly to any person to solicit, coordinate or provide investment advisory services to a government entity for compensation on behalf of such investment adviser, absent an exception; or

■	Pay a third-party placement agent, solicitor, finder or similar third-party to solicit a government plan, unless such third party is an SEC registered broker-dealer or investment adviser subject to comparable rules.

The Rule does not ban or limit the amount of political contributions that can be made by an adviser or its Covered Associates but rather imposes a “time out” on the ability of an adviser to receive compensation for conducting advisory business with a government entity for two years after certain contributions are made to an official of the government entity.

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De Minimis Exceptions

The Rule does not apply to de minimis contributions. The noted de minimis exceptions are only allowed for contributions by individual Covered Associates (natural persons) and not the investment adviser itself.

■	Contribution amount of $350 or less per official, per election, to officials for whom a Covered Associate is entitled to vote at the time the contribution is made.

■	Contribution amount of $150 or less per official, per election, to officials for whom a Covered Associates is not entitled to vote at the time the contribution is made.

Contributions that fall under the de minimis exceptions are not subject to the two-year time out.

Inadvertent Contributions

The Rule outlines a safe harbor for inadvertent contributions made by Covered Associates in excess of the de minimis limit to officials for whom they are not entitled to vote provided that the contributions (i) do not exceed $350, per election and (ii) are returned (a) within four months of the contribution and (b) within sixty calendar days of the adviser discovering the contribution. When all the criteria have been met, this safe harbor may be invoked without seeking or obtaining the SEC’s approval. This exception, however, is only available three times in a calendar year for firms with more than 50 employees and only twice in a calendar year for firms with 50 employees or fewer. Moreover, the exception is only available once per employee for as long as the employee is employed by the adviser.

Definitions

Contribution is defined as any gift, subscription, loan, advance, “in-kind” payment (e.g. incurred expenses for a fundraiser, campaigning, or payment for services, and/or purchasing materials or sevices) or deposit of money or anything of value made for:

■	The purpose of influencing any election for federal, state or local office;

■	Payment of debt incurred in connection with any such election; or

■	Transition or inaugural expenses of the successful candidate for state or local office

A Covered Associate of an investment adviser is defined as:

■	Any general partner, managing member or executive officer, or other individual with a similar status or function;

■	Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and

■	Any political action committee controlled by the investment adviser or by any of its Covered Associates.

Government entity is defined as any state or political subdivision of a state, including:

■	Any agency, authority, or instrumentality of the state or political subdivision;

■	A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” or a state general fund;

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■	A plan or program of a government entity; and

■	Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

■	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

■	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.

Policies

EAM policy is at all times to adhere to the requirements of Rule 206(4)-5 of the Advisers Act in all material respects.

EAM (or any Covered Associate on behalf of the firm) is prohibited from:

■	Making any payment to a political party of the state or locality where EAM is providing or seeking to provide investment advisory services to a government entity;

■	Coordinating, or asking any person or political action committee to make any such contribution on EAM’s behalf;

■	Compensating any third parties to solicit for government business on EAM’s behalf (unless those persons or entities are registered entities subject to Rule 206(4)-5 or similar restrictions on political contributions);

■	“Bundling” contributions to politicians indirectly such as through spouses, lawyers or affiliated companies; and/or

■	Receiving compensation for conducting advisory business with a government entity for two years after certain contributions are made to an official of the government entity.

■	When any person at EAM becomes a Covered Associate, EAM must “look back” in time at that person’s contributions to determine whether the two-year ban will be triggered. A two-year look-back will be required for new Covered Associates who solicits for EAM. A six-month look-back will apply to all other new Covered Associates, i.e., those not engaged in solicitation activities for the adviser but who are nonetheless “covered.” The two-year ban on receipt of compensation will apply from the date of the triggering contribution.

■	Once triggered, the ban on receipt of compensation will remain in effect for the duration of the two-year period, even for individuals who subsequently cease to be Covered Associates, either through transfer or by leaving the firm. The ban will not expire simply because the Covered Associate has separated from the firm.

EAM is considered to be “seeking to provide” advisory services to a government entity when EAM responds to a request for proposal, communicates with a government entity regarding that entity’s formal selection process for investment advisers or engages in some other solicitation of investment advisory business of the government entity.

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Procedures and Responsible Party

•             All Covered Associates must certify quarterly (through the MyComplianceOffice system) that they have not made any political contributions; or

•             All Covered Associates must submit to the CCO records of all contributions that they have made (directly or indirectly) to any official or candidate of a government entity, state or local political party, and political action committees (PACs).

•             All Covered Associates must request pre-approval from the CCO for any political contribution a Covered Associate intends to make in excess of $150 per calendar year per political party, elected official or candidate.

•             The CCO or designee will review the Covered Associate’s contributions to determine whether the “time out” applies to EAM.

•             The CCO or designee with review quarterly public data basis to track Political Contributions by Covered Associates.

•             EAM will require any solicitor, direct or indirect owner, or other affiliate who is performing marketing activities on the Firm’s behalf to certify annually that they have in place and are employing policies and procedures that address the requirements under Rule 206(4)-5 of the Advisers Act.

Recordkeeping

Advisers who have government clients or that provide investment advisory services to investment pools in which government entities invest must adhere to the following recordkeeping requirements:

■	Make and keep records of all direct and indirect contributions made by the adviser and Covered Associates to government officials (including candidates), and of payments to state or local political parties or to a political action committee.

o	The records of contributions and payments must be listed in chronological order identifying the name and title of each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to Rule 206(4)-5’s exception for certain returned contributions.

■	Maintain a list of its Covered Associates, including name, title, and business and residential addresses.

■	Maintain a list of government entities to which the adviser provides or has provided advisory services in the past five years, but not prior to the effective date of the rule.

■	Advisers to covered investment pools must make and keep a list of government entities that invest, or have invested in the past five years, in a covered investment pool, including any government entity that selects a covered investment pool to be an option of a plan or program of the government entity, such as a 529, 457 or 403(b) plans.

■	An investment adviser, regardless of whether it currently has a government client, must also keep a list of the names and business addresses of each regulated person to whom the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

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CyberSecurity

Policy

EAM’s policy is to have a plan that is designed to ensure the protection of proprietary and Nonpublic Personal information stored on electronic systems. Cybersecurity is the body of technologies, processes and practices designed to protect the Firm’s networks, computers, programs, customer personal information, and electronic data from attack, damage, unauthorized access or intrusion.

Employees are instructed to not use public Wi-Fi to check their business e-mail account.

NEVER click on provided links in e-mails - even from trusted sources – Instead, copy and paste the link into an open browser’s address box in the tab.

NEVER open e-mail attachments unless you can verify the sender and trust them. If you are uncertain, reply to the sender’s e-mail and ask them if they sent you the e-mail in question.

NEVER click on links in pop-up alerts saying that you’ve been infected. Instead, hit control + alt + delete then Start Task Manager to view a list of programs currently running and delete the pop-up alert from the list of running programs.

Background & Description

Regulators expect that an investment adviser will assess its ability to protect proprietary Nonpublic Personal Information on electronic systems. At a minimum, investment advisers should address data protection and systems security.

Responsibility

The COO oversees the development, implementation and monitoring of the EAMs cybersecurity controls and policies, including associated practices, disclosures and recordkeeping. The COO may delegate responsibility for the performance of these activities (provided that it maintains records evidencing individual delegates) but oversight and ultimate responsibility remain with the COO.

Written Information Security Plan

EAM has adopted a Written Information Security Plan (“WISP”) which includes various procedures to implement the firm’s Cybersecurity policy and reviews to monitor and ensure that the firm’s policy is observed, implemented properly and amended or updated, as appropriate. On at least an annual basis the COO or designee will conduct a cybersecurity risk assessment. The COO will supply the Compliance Committee with the results of this review.

The WISP addresses among other things:

■	Supervised Persons must never share their passwords or store passwords in a place that is accessible to others;

■	Supervised Persons must shut down or lock their computers when they leave the office for any extended period of time;

■	Any theft or loss of electronic storage media must immediately be reported to the COO;

■	Supervised Persons cannot use any removable or mobile media to store sensitive Adviser data, including Nonpublic Personal Information;

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■	Any requests from third parties for independent access to EAM networks or proprietary data must be forwarded to the COO or CEO. Only the COO or CEO may respond to such access requests;

■	Inventorying its computers, system hardware, and other IT devices such as smart phones;

■	Monitoring for unauthorized devices accessing EAM’s networks;

■	Inventorying its software applications, and ensured that software patches are being applied in a timely manner;

■	Evaluating likely types of attack, including through penetration testing and vulnerability scans, where appropriate;

■	Implementing appropriate protections, such as anti-malware software, firewalls and data loss prevention software;

■	Test EAM’s ability to restore critical data and software in a timely manner;

■	Periodically testing to confirm that hardware, software, operating systems and network infrastructure continue to operate according to their standardized secure configurations;

■	Appropriately testing software applications prior to implementation;

■	Requiring relatively strong user passwords that must be changed from time to time;

■	Promptly disabling access for any terminated Employees;

■	Notifying the COO immediately of any breach;

■	Consulting with counsel to determine whether clients need to be notified of the breach and any remediation efforts taken.

Training

Periodically, the COO will have Cybersecurity experts conduct Cybersecurity training. The training will be documented including the material covered and attendee list. Compliance shall inform each new Covered Person about this Cybersecurity Policy.

Third Party Service Providers

EAM has entered into written agreements with a number of unaffiliated third-party companies that provide various services to EAM in order for EAM to provide certain services to its clients.

As part of its fiduciary duty, EAM will conduct periodic (no less than annual) due diligence reviews on each material service provider to help ensure that:

■	The service provider is adhering to all terms of the written agreement and performing services under such agreement to the satisfaction of EAM;

■	The service provider has and is adhering to written policies, procedures and internal controls in place to help prevent violations of applicable laws and regulations;

■	The service provider has and is testing a disaster recovery plan that provides detailed information on how the service provider will continue its business in the case of a disaster or other business disruption; and

■	The service provider has extensive controls in place to help safeguard the privacy of nonpublic information pertaining to its clients, including to EAM and its clients.

The findings of each review, any recommendations made by EAM to the service providers and follow up reviews (“Service Provider Review Documentation”) will be documented and maintained as part of the firm’s books and records. The CCO or designee will be responsible for maintaining the Service Provider Review Documentation in an appropriately designated file for five years from the date of each review.

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Any potential problem or conflict that involves an EAM service provider must be promptly reported to the CCO.

Business Continuity Plan

EAM policy, as part of its fiduciary duty to its clients and as a matter of sound business practice, has implemented a business continuity plan (“BCP”) to address disaster recovery and continuing EAM’s business in the event of a business interruption.

EAM’s BCP as follows:

EAM Policy

EAM will respond to a Significant Business Disruption (“SBD”) by safeguarding employees lives and EAM property, making a financial and operational assessment, quickly recovering and resuming operations, protecting all of the EAM’s books and records and ensuring our client accounts continue to transact business.

Significant Business Disruptions (SBDs)

EAM BCP anticipates two kinds of SBDs: those that are internal and those that are external. Internal SBDs affect only the EAM’s ability to communicate and do business, such as a fire in the building. External SBDs prevent the operation of securities markets or a significant number of financial services firms, such as a terrorist attack, a city flood, or a wide scale, regional disruption.

Emergency Contact Persons

EAM’s two emergency contact persons are:

Derek Gaertner

COO/ CFO / CCO

Office: 760-479-5075

Cell: 760-214-1709

dgaertner@eaminvestors.com

derek gaertner@yahoo.com

Travis Prentice

CIO / CEO

Office: 760-479-5071

Cell: 760-519-1508

tprentice@eaminvestors.com

travisprentice@yahoo.com

Significant Business Counterparties

Middle Office Operations (Operations & Accounting)

Northern Trust

Team Line

eamsettlements@ntrs.com

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Northern Trust
Liz Gierhahn

333 S. Wabash Ave., 44th Floor

Chicago, IL 60604

312-557-5425
LL59@ntrs.com

Northern Trust
Peter Zito

801 S. Canal – C4S

Chicago, IL 60607

312-557-5939

ps111@ntrs.com

Information Technology Vender

CompuOne Corporation
Tony Eftekhary

9883-F Pacific Heights Blvd.

San Diego, CA 92121

858-404-7000

tony@compuone.com

Office Location

EAM office is located at 215 S. Highway 101, Suite 216, Solana Beach, CA 92075. The main telephone number is 760-479-5080.

Alternative Physical Location

In the event of an SBD, each employee of EAM has the necessary equipment and connectivity to continue operations from their personal residences. In addition EAM has a Ready-Call conferencing account in which all employees can be connected simultaneously by telephone:

Dial-In Number: 1 (888) 585-9008
Conference code: 339-584-005
Leader PIN: 192-7724

In the event of a continued SBD effecting EAM’s office, employees may continue operations from either their personal residence or Roth Capital Partner’s offices located at 888 San Clemente Drive, Newport Beach, CA 92660. Telephone number 800-678-9147.

Data Back-Up and Recovery

EAM maintains its primary client books and records electronically on Northern Trust’s platform which is accessible by firm personnel anywhere with internet access. Records created prior to 11/01/2013 are maintained on the firm’s server.

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EAM maintains its books and records and certain electronic records at the Solana Beach office location. The following document types and forms are maintained at the Solana Beach Office:

■	Corporate and Financial Records

o	Formation documents

o	Board of Managers and committee minutes

o	Journals, including cash receipts and disbursements, and any other records of original entry forming the basis of entries into any ledger

o	General and auxiliary ledgers reflecting assets, liabilities, capital, income and expenses, etc.

o	Check books, banks statements, cash reconciliations of EAM

o	Bills and statements relating to the business of EAM

o	All business contracts related to the operation of EAM, including employment contracts, property leases, investment management agreements, and other service providers

■	Regulatory filings and communications

o	Form ADV, including all amendments

o	All regulatory communications (of a specific matter)

o	Organization charts and personnel directory

EAM maintains its back-up hard copy books and records by scanning such records into electronic format when necessary. These records are in PDF format. The COO has overall responsibility for maintenance of these books and record.

EAM backs up its electronic records stored on the server using a third-party provider: Carbonite. Carbonite is a web based back-up server to updates back-up files on a daily basis. All back-up data is available through logging into the Carbonite website using a unique id and password.

In the event of an internal or external SBD that causes the loss of our paper records, the firm will be able to recover the data from Carbonite through any internet connection.

Mission Critical Systems

EAM’s mission critical systems are those that ensure prompt and accurate processing of transactions in securities, and the reconciliation and calculation of client account net assets.

EAM relies on Northern Trust to maintain client account reconciliations (books of record).

EAM will perform a review, at least annually, of the business continuity plan of Northern Trust. The results of that review will be documented by the CCO.

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Communications Between EAM and Others

Employees:

In the event of an SBD, EAM will assess which means of communication is available to us (telephone, e-mail, and in person) and use the means closest in speed and form to what we have used in the past to communicate with the other party. We will also employ a call tree so that all employees may be reached quickly during an SBD. The call tree includes all staff cell phone, home and office numbers. The person to invoke use of the call tree is Travis Prentice:

Travis Prentice

■	Frank Hurst

o	Michele Rodrigues
o	Mark Osterkamp
o	Mark Myers
o	David Wroblewski
o	Garrette Hein

■	Derek Gaertner

o	Iris Kelly
o	Iryna Kryvda
o	Brian Chu
o	Caelan Ness

■	Montie Weisenberger

o	Adam Rubin
o	Nick Dame
o	Richard Hornbuckle
o	Zachary Kavajecz

■	Stacy Rose

o	John Scripp
o	Josh Moss
o	Kevin O’Connell
o	Mary Necochea
o	Bernadette Howarth

Clients:

In the event of an SBD, EAM will assess which means of communication is available (telephone, e-mail, fax, or U.S. Mail) and use the means closest in speed and form to what we have used in the past to communicate with the other party.

Critical Business Constituents

EAM will contact our critical business constituents and determine the extent to which we can continue our business relationship with them in light of an internal or external SBD. This review will be at least annually and to the extent that it is determined the constituent can no longer provide the needed services we will seek to establish alternative arrangements. Our major business constituents are:

Back Office Operations (Operations & Accounting)

Northern Trust

Liz Gierhahan

333 S. Wabash Ave., 44th Floor

Chicago, IL 60604

312-557-5425

LL59@ntrs.com

Order Management System
Charles River
Mike McGrane
700 District Avenue

Burlington, MA 01803

781-983-1234

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mikemcgrane@crd.com

Information Technology Vender
CompuOne Corporation
Tony Eftekhary

9883-F Pacific Heights Blvd.

San Diego, CA 92121

858-404-7000

tony@compuone.com

EAM Operating Account (Bank)

Wells Fargo Bank

Mike Schlaf

Business Relationship Manager

500 La Terraza Boulevard, Suite 200

Escondido, CA 92025

760-432-5329

schlafmi@wellsfargo.com

Updates, Testing, and Annual Review

EAM will update the BCP whenever there is a material change to our operations, structure, business, or location. EAM will test annually the BCP and at the same time review the policy and procedures to determine the adequacy and effectiveness of EAM’s BCP.

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IV          Exhibit A

Letter for 506 Covered Persons

DATE

[Covered Person]

Re: [Issuer name]: Securities Act of 1933 Rule 506(d) Representations and Undertakings

Ladies and Gentlemen:

We are sending this Representation and Undertaking Letter (this "Letter") in our capacity as [general partner of] [investment manager to] [Issuer name] (the "Fund").

As you know, the Fund conducts offerings and sales of [limited liability company interests] ("Interests") pursuant to the exemption afforded by Regulation D under the Securities Act of 1933 (the "Securities Act"). We believe that ("you") may be deemed to be a covered person under Rule 506(d) under Securities Act.

Therefore, in order to ensure that the Fund will be able to avail itself of the ability to conduct offerings in compliance with Regulation D under the Securities Act, please confirm by countersigning below that neither you nor your directors, executive officers, and other officers participating in the offering of the Fund's Interests is or has been subject to or has experienced (in each case, within the period of time prescribed by the applicable disqualifying or disclosable event under Rule 506(d)) any of the events described on Annex A attached hereto (each, a "Disqualifying Event"), except as has been disclosed in a writing returned to us with your countersignature of this Letter.

Also, by countersigning this Letter, you hereby agree and covenant to notify us, as soon as possible of you or your directors, executive officers, and other officers participating in the offering of the Fund's Interests becoming subject to or experiencing a Disqualifying Event or becoming the subject of formal proceedings which would, if adversely determined, constitute a Disqualifying Event.

Please feel free to contact us at your convenience with any questions.

Sincerely, [Issuer]

Date:
Name:
Title:

Acknowledged and Agreed:

Date:
Name:
Title:

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Questionnaire

Note that the term "you" in the following questionnaire refers to the following Covered Persons s participating in the offering of the Fund's Interests: the issuer (including its predecessors and affiliated issuers issuing securities in the same offering); 20 percent beneficial owners of the issuer’s voting equity securities (calculated on the basis of voting power); any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; promoters; investment managers to issuers that are pooled investment funds; persons compensated for soliciting investors; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or such solicitor or general partner or managing member of such investment manager or solicitor

1)	Have you been convicted, within the last ten years, of any felony or misdemeanor:

a)     In connection with the purchase or sale of any security;

b)    Involving the making of any false filing with the U.S. Securities and Exchange Commission (the "Commission"); or

c)    Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes	☐ No

2)	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

a)    In connection with the purchase or sale of any security;

b)   Involving the making of any false filing with the Commission; or

c)   Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes	☐ No

3)	Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that: a) Bars you from:

i)      Association with an entity regulated by such commission, authority, agency, or officer;

ii)     Engaging in the business of securities, insurance or banking; or

iii)    Engaging in savings association or credit union activities; or

b)    Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years?

☐ Yes	☐ No

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4)	Are you subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that: a) Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

b)    Places limitations on your activities, functions or operations; or

c)    Bars you from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes	☐ No

5)	Are you subject to any order of the Commission entered within the last five years that orders you to cease and desist from committing or causing a violation or future violation of:

a)	Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

b)	Section 5 of the Securities Act of 1933 (15 U.S.C. 77e)?

☐ Yes	☐ No

6)	Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes	☐ No

7)	Have you filed (as a registrant or issuer), or been or been named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes	☐ No

8)	Are you subject to a United States Postal Service false representation order entered within the last five years, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes	☐ No

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